Exhibit 10.1

PENTAIR, INC.
RETIREMENT SAVINGS AND STOCK INCENTIVE PLAN
As Amended and Restated Effective January 1, 2001
(and compiled to include subsequent amendments)

ARTICLE I

HISTORY AND BACKGROUND

        Effective January 1, 1984, Pentair, Inc. (“Pentair”) adopted a tax-qualified discretionary contribution plan with a cash or deferred arrangement (i.e., a 401(k) feature) for the benefit of its eligible employees. Such plan was amended in July, 1984 to accept rollover contributions. Pentair received a determination letter from the Internal Revenue Service, dated January 17, 1985, to the effect that such plan and its related trust, as adopted, qualified under sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1954, as amended through the Tax Equity and Fiscal Responsibility Act of 1982.

        Pentair amended such plan on December 31, 1984 to reflect applicable requirements of the Internal Revenue Code of 1954, as amended through the Retirement Equity Act of 1984. Said amendments were generally made effective as of January 1, 1985. Pentair again amended such plan effective April 5, 1985, January 1, 1987 and August 1, 1988 to modify its eligibility requirements and to clarify the entitlement to participate and eligibility for contributions with respect to subsidiary employees affected by various corporate transactions.

        Such plan was amended and restated, effective as of March 1, 1990, to add an employee stock ownership plan, of the stock bonus type, which was intended to qualify under ERISA section 407(d)(6) and Code section 4975(e)(7) and which held the Pentair, Inc. 8% Callable Cumulative Voting Convertible Preferred Stock, Series 1990 (the “1990 Preferred Stock”). Pentair received a determination letter from the Internal Revenue Service, dated March 3, 1992, to the effect that such plan, as amended and restated effective March 1, 1990, remained tax-qualified. Because the Internal Revenue Service was not at that time issuing determination letters with respect to applicable provisions of the Tax Reform Act of 1986, however, said determination letter was limited to the law as in effect prior to enactment of the Tax Reform Act of 1986.

        Pentair amended and restated such plan, effective January 1, 1994, to in general reflect such requirements of federal tax and pension law as had become applicable to it subsequent to the date of its last restatement and to consolidate in one document all amendments of ongoing effect adopted after such restatement. Pentair received a determination letter from the Internal Revenue Service dated May 28, 1996, to the effect that such plan and the three (3) trusts under which its assets were held, as so amended and restated, qualified under sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended. This letter was conditioned on the adoption of amendments proposed to the Internal Revenue Service during its review of the application for said letter, which amendments were timely adopted.

        Effective January 1, 1998, Pentair established a new Retirement Savings and Incentive Trust Agreement, into which was combined the then existing Retirement Savings and Incentive Trust and the Pooled Stable Investment Trust, and appointed Fidelity Management Trust Company (“Fidelity”) as Trustee. Effective March 9, 1998, the Employee Stock Ownership Plan Trust was combined into the above described trust, which was renamed the Retirement Savings and Stock Incentive Trust, and Fidelity continued to serve as Trustee.

        Thereafter, the Exempt Loan by means of which the Trust acquired the 1990 Preferred Stock was repaid, and effective January 13, 1999, Pentair called the 1990 Preferred Stock pursuant to the terms applicable to such stock. The relevant fiduciary responded to such call by directing the Trustee to convert the 1990 Preferred Stock into shares of Pentair common stock. All such stock received pursuant to this conversion was allocated to the accounts of participants or their beneficiaries, as applicable.

        Pentair is amending and restating such plan, effective January 1, 2001, to (i) reflect such requirements of federal tax and pension law as have become applicable to it since its last restatement, (ii) adopt, effective as of January 1, 2002, model or other amendments to reflect such provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 as are applicable to it and (iii) consolidate in one document all amendments of ongoing affect adopted since the last plan restatement, including special rules or provisions applicable to specific groups of participants.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

        Section 2.1    Definitions.   Unless the context clearly or necessarily indicates the contrary, when capitalized the following words and phrases shall have the following meanings when used in this Article or other parts of the Plan.

        (1)    “Accounts” are the accounts under the Plan to be maintained for each Participant as provided in Section 6.2.

        (2)    “After-tax Deposits” are voluntary employee after-tax contributions made by or at the direction of a Participant pursuant to Section 3.3(a).

        (3)    “Before-tax Deposits” are Deposits made at the direction of a Participant pursuant to Section 3.2(a) and which are made pursuant to a cash or deferred arrangement described in Code section 401(k).

        (4)    “Before-tax Matched Deposits” are Before-tax Deposits made at the direction of a Participant and which are described in Section 3.2(b).

        (5)    “Before-tax Unmatched Deposits” are all Before-tax Deposits made at the direction of a Participant pursuant to Section 3.2(a) and which are not described in Section 3.2(b).

        (6)    “Beneficiary” is the person designated on Timely Notice by a Participant to receive benefits accumulated hereunder in the event of the Participant’s death. Except as otherwise provided by a QDRO, if a Participant is married at the time of death, the Beneficiary shall be the Participant’s Spouse at such time, unless (i) such Spouse has consented in writing to the designation of a different Beneficiary, (ii) such consent is witnessed by an authorized Plan representative or a notary public, and (iii) the Participant is survived by a Beneficiary designated as such in the manner described above. If the Participant is not survived by either a Spouse or a designated Beneficiary, the Participant’s estate shall be the Beneficiary.

        (7)    “Board”is the Board of Directors of Pentair, Inc.

        (8)    “Code” is the Internal Revenue Code of 1986, as amended.

        (9)    “Common Stock” is the Common Stock, par value $0.16-2/3 per share, of the Company.

        (10)    “Company” is Pentair, Inc., a Minnesota corporation.

        (11)    “Company Stock” is the Common Stock of the Company, or such other stock of the Company or its affiliates as meets the requirements of Code section 409(l).

        (12)    “Compensation” is all remuneration items paid to or on behalf of a Participant, for services rendered to a Participating Employer as an Employee, listed or described in the left-hand column of Schedule 1, and not including any such items listed or described in the right-hand column of Schedule 1. If a remuneration item is not listed or described in Schedule 1, the Plan Administrator shall determine whether such item is included or excluded from Compensation by taking into account the nature of the item and its similarity to an item which is so listed; provided, however, the Plan Administrator shall exercise such discretion with respect to similarly situated Participants in a uniform and non-discriminatory manner, and in no event shall such discretion be exercised in a manner which discriminates in favor of Participants as a group who are HCEs as compared to other Participants as a group.

        (13)    “Current Market Value” is, as to any asset of the Trust, the value on any day determined by the Plan Administrator which such value shall be

(i)

if the asset is Common Stock or any other class of capital stock of the Company or any other Trust assets which are publicly traded or quoted, either (a) the price then prevailing on a national securities exchange which is registered under section 6 of the Securities Exchange Act of 1934, or (b) if such asset is not traded or quoted on such a national securities exchange, a price not less favorable to the Plan than the offering price for such asset as established by the current bid and asked prices quoted by persons independent of the Company and of any party in interest;

(ii)

except as provided in (i) above, and as provided under Code section 401(a)(28)(C) with respect to Company Stock which is not publicly traded, established by an independent appraiser in accordance with generally accepted valuation principles on a consistent basis acceptable to the Plan Administrator.

        (14)    “Defined Benefit Plan” is a tax-qualified (or which is intended to be so qualified) retirement plan described in Code section 414(j).

        (15)    “Defined Contribution Plan” is a tax-qualified (or which is intended to be so qualified) retirement plan described in Code section 414(i).

        (16)    “Deposits” are amounts contributed under the Plan by or at the direction of Participants pursuant to Sections 3.2(a) or 3.3(a), or both, but not including Employer Contributions made pursuant to Article IV.

        (17)    “Employee” is any individual who is in the employ of an Employer during such periods as the following conditions are met:

(i)	the individual is employed by a Participating Employer and such Employer pays Social Security taxes with respect to such individual;

(ii)

if the individual is in a unit of employees covered by a collective bargaining agreement, such collective bargaining agreement provides for the application of the Plan to the employees in such unit; and

(iii)

the individual’s employment is not in a group which has been excluded from participation in the Plan, which individuals or groups of individuals as of the Plan’s effective date are listed or otherwise described on Schedule 2; provided, however, the failure to list or otherwise describe an individual or group of individuals on such Schedule shall not mean an individual described in this paragraph (iii) is an Employee for this purpose.

This term shall not include individuals who are not treated as Employees by a Participating Employer for purposes of the Plan, even though they may be so treated or considered under applicable law, including Code section 414(n), the Federal Insurance Contribution Act or the Fair Labor Standards Act (e.g., individuals whom the Participating Employer treats as employees of a third party or as self-employed). In addition, individuals employed by an Employer which becomes an Employer subsequent to the Plan’s effective date (e.g., by the acquisition of a previously unrelated company) shall not be Employees until such time as they are so designated.

        (18)    “Employee Common Stock Fund” is an unsegregated fund, other than the ESOP Fund, to be invested in Common Stock, which pending such investment, may be invested in short-term securities. Until further action of the Board after satisfaction of all applicable legal requirements, including registration requirements, an Employee Common Stock Fund shall not be available for investment.

        (19)    “Employer” is the Company and each other corporation or unincorporated business which is a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group (within the meaning of Code section 414(b), (c) or (m)) which includes the Company.

        (20)    “Employer Contributions” are amounts contributed by Participating Employers as provided in Sections 3.2(e)(2) and 3.3(d)(2) and Article IV.

        (21)    “Employer Discretionary Contributions” are amounts contributed by Participating Employers pursuant to Section 4.2.

        (22)    “Employer Matching Contributions” are amounts contributed by Participating Employers pursuant to Section 4.1.

        (23)    “ERISA” is the Employee Retirement Income Security Act of 1974, as amended.

        (24)    “ESOP Fund” is a fund to be invested in Company Stock, acquired with the proceeds of an Exempt Loan or otherwise, and earnings thereon which is intended to qualify as an employee stock ownership plan under Code section 4975(e)(7) and ERISA section 407(d)(6) of the stock bonus type. The ESOP Fund shall be primarily invested in Company Stock.

        (25)    “Exempt Loan” is a loan or other extension of credit described in Code section 4975(d)(3) which meets the requirements of Treasury Regulation §54.4975-7(b)(1)(iii).

        (26)    “Fiscal Year” is the Company’s annual accounting period (currently the period January 1 - December 31).

        (27)    “Highly Compensated Employee” or “HCE” is

(i)	any Employee or former Employee who was at any time during the Plan Year being tested or the immediately preceding Plan Year a five percent (5%) owner (as defined in Addendum II), or

(ii)

any Employee who, during the Plan Year immediately preceding the Plan Year for which the 401(k) and 401(m) discrimination tests (described in Article III) are being applied, received compensation from an Employer in excess of $85,000 (using the definition of Limitation Compensation contained in Addendum I).

The compensation level stated in the above subparagraph (ii) shall be adjusted from time to time as provided for in Code section 414(q)(1).

        (28)    “Investment Fund” is an unsegregated fund under the Trust established at the direction of the Named Fiduciary pursuant to Section 5.4 hereof and invested in securities, insurance contracts or other property of such type and general characteristics as the Named Fiduciary shall determine. The term shall include the Employee Common Stock Fund if and once established, but not the ESOP Fund.

        (29)    “Investment Manager” is any person, insurance company or corporation appointed by the Named Fiduciary to direct the investment and reinvestment of all or any portion of the assets held by the Trustee under the Trust.

        (30)    “Leased Employee” is an individual who, pursuant to an agreement between a Participating Employer and a leasing organization, has performed services under the primary direction or control of a Participating Employer on a substantially full time basis for a period of at least one (1) year. An individual shall not be considered as described in the immediately preceding sentence if (i) while rendering such service he or she is covered by a money purchase pension plan which provides (x) a nonintegrated employer contribution rate of a least ten percent (10%) of compensation, as that term is defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the individual’s gross income under Code sections 125, 132(f)(4), 402(e)(3), 402(h)(i)(B) or 403(b), (y) immediate participation, and (z) full and immediate vesting; and (ii) such individual and all other individuals described in the first sentence of this paragraph do not constitute more than twenty percent (20%) of the combined nonhighly compensated work force of all Employers combined.

        (31)    “Maximum Deferred Amount” is the maximum amount or rate which may be designated by a Participant as Before-tax or After-tax Deposits pursuant to Sections 3.2(c) and (d) and 3.3(b), respectively.

        (32)    “Named Fiduciary” is the Company with respect to its authority as Plan Administrator and with respect to its authority to establish and maintain a funding policy for the Plan and appoint persons to hold, manage or control the funds held under the Trust; and any committee provided for in the Plan to which the Company has delegated such authority (but only to the extent of such delegation).

        (33)    “Participant” is an Employee who has validly elected to participate and who has made Deposits or Rollovers under the Plan, or has received or is entitled to receive an allocation with respect to an Employer Discretionary Contribution or has received an allocation of a Qualified Discretionary Contribution. An individual who has become a Participant shall continue as a Participant until all of his or her Accounts have been distributed from the Plan.

        (34)    “Participating Employer” is any Employer designated as such by the Board which adopts the Plan by appropriate corporate action.

        (35)    “Performance to Goal” is the level of attainment by a Participating Employer for a Fiscal Year of such operational goals or targets as are established for such Participating Employer for purposes of determining the Employer Matching Contribution applicable with respect to such Participating Employer.

        (36)    “Plan” is the Defined Contribution Plan continued hereby, but (except as necessary or appropriate depending on the context, e.g., definition of plan for purposes of Code section 414(l)) as described in this plan document effective January 1, 2001 and as it may be thereafter amended.

        (37)    “Plan Administrator” is the Company, through its designated officers and agents, or through any committee as may be appointed by the Company, to the extent one or more of the duties and powers related to Plan administration have been delegated to such a committee. The Plan Administrator shall be empowered to direct other persons as to Plan administration and such directions shall be followed to the extent they are consistent with powers and duties delegated to the Plan Administrator and not otherwise contrary to the provisions of the Plan or ERISA.

        (38)    “Plan Year” is the calendar year.

        (39)    “Prior Plan” is the Defined Contribution Plan, and component parts thereof, continued hereby, but as described in the plan documents in effect prior to January 1, 2001. When this term is modified by a date or by context refers or applies to a period before January 1, 2001, it shall refer to the plan document as then in effect.

        (40)    “Qualified Domestic Relations Order” or “QDRO” is a “domestic relations order, within the meaning of ERISA section 206(d)(3)(B)(ii), which the Plan Administrator has determined to be a “qualified domestic relations order,” within the meaning of ERISA section 206(d)(3)(B)(i).

        (41)    “Qualified Discretionary Contributions” are amounts contributed by Participating Employers pursuant to Sections 3.2(e)(2) or 3.3(d)(2).

        (42)    “Retirement” is an individual’s termination of employment from an Employer (other than by reason of death or Total and Permanent Disability) at a time which then entitles such individual to immediate commencement of early, normal or late retirement benefits under a Defined Benefit Plan maintained by the Company or another Employer (or, for an individual who does not participate under such a Defined Benefit Plan, such a termination of employment for which, if he were a participant under the Pentair, Inc. Pension Plan, he would be eligible for such benefits thereunder).

        (43)    “Rollovers” are amounts contributed under the Plan by or at the direction of an Employee pursuant to Section 3.8.

        (44)    “Spouse” is an individual, of a sex opposite to that of a Participant, whose marriage to a Participant is recognized under the laws of the United States (or one of the United States) or any other generally recognized jurisdiction. This term shall also include a former Spouse to the extent required under a QDRO.

        (45)    “Suspense Account” is a separate account under the ESOP Fund maintained by the Trustee to hold Company Stock acquired with the proceeds of an Exempt Loan prior to its release pursuant to Section 4.6.

        (46)    “Timely Notice” is a notice in such form as prescribed by the Plan Administrator and filed or made at such places or through such medium and at such reasonable times as the Plan Administrator shall prescribe. For purposes of Section 3.1, Timely Notice shall not exceed thirty (30) days.

        (47)    “Total and Permanent Disability” is a bodily injury or disease which wholly disables a Participant and will permanently, continuously and wholly prevent such Participant for life from engaging in his or her occupation or employment for wage or profit with an Employer.

        (48)    “Trust” is the Retirement Savings and Stock Incentive Plan Trust as adopted effective January 1, 1998, and as thereafter amended.

        (49)    “Trustee” is the person or entity appointed as such under the Trust.

        (50)    “Valuation Date” is any date on which the Current Market Value of the Trust, or any fund thereof, is determined.

        Section 2.2    Provisions Relating to Service.   (a)  General.  Sections 2.2 through 2.4 prescribe the rules used to determine an Employee’s service taken into account under the Plan. In general, service is used in determining when an Employee begins to participate in the Plan for purposes of being eligible to share in Employer Contributions, and whether the Employee remains so eligible in future Plan Years.

        (b)    Definitions.   Unless the context clearly or necessarily indicates the contrary, when capitalized the following words and phrases shall have the following meanings when used in this Article or other parts of the Plan.

        (1)    “Date of Employment” is the date an individual first completes an Hour of Service.

        (2)    “Employment Year” is the twelve (12) consecutive month period beginning on the Date of Employment.

        (3)    “Hour of Service” is each hour for which an individual is either paid or entitled to payment from the Employer:

(i)	for the performance of duties as an employee;

(ii)

for reasons related to such employment but other than for the performance of duties, such as vacation, illness, jury duty, military duty or leave of absence other than (a) payments made or due under a plan maintained solely for the purpose of complying with worker’s compensation, unemployment compensation, or disability insurance laws, or (b) payments made solely for reimbursement of medical or medically related expenses; provided, however, no more than 501 Hours of Service shall be credited under this subparagraph for any single continuous period during which an employee or former employee performs no duties; or

(iii)	for which back pay, irrespective of mitigation of damages, has been awarded to the employee or former employee, or has been agreed to by the Employer.

        (4)    “Year of Credited Service” is a Plan Year during which an individual completes at least 1,000 Hours of Service as an Employee.

        (5)    “Year of Eligibility Service” is an Employment Year during which an individual completes 1,000 Hours of Service. If an individual does not complete 1,000 Hours of Service in his or her Employment Year, the measuring period in which 1,000 Hours of Service must be performed shall shift to the Plan Year, beginning with the first Plan Year that begins before or with the first anniversary of the individual’s Employment Year.

        Section 2.3    Determining Hours of Service.   (a)  Employment Records and Hour Equivalency.  An individual shall be credited with the Hours of Service as can be determined from the records of hours worked and for which payment is due. For this purpose, the provisions at 29 C.F.R. section 2530.200b-2(b) and (c) are hereby incorporated by reference. To the extent such records are not kept or available, however, an individual shall be credited with ten (10) Hours of Service for each day the individual must be credited with at least one (1) Hour of Service pursuant to 29 C.F.R. section 2530.200b-2.

        (b)    No Duplication of Credit.   An individual shall not be entitled to more than one (1) Hour of Service credit for any hour described in more than one subparagraph of Section 2.2(b)(3).

        Section 2.4    Miscellaneous.   (a)  Limitation.  An Employee shall not be credited with more than one (1) Year of Eligibility or Credited Service for any one computation period, regardless of the number of Hours of Service completed (or other service credits given) during such period.

        (b)    Employment Status.   An Employee’s entitlement to credit for a Year of Eligibility or Credited Service shall be determined without regard to whether he or she is employed by an Employer on any particular day of a computation period (e.g., last day of the Plan Year). An Employee shall not actually receive credit for a Year of Eligibility Service, however, until the anniversary of the first day of the computation period which constitutes a Year of Eligibility Service.

        (c)    Military Service Act and Other Federal Laws.   Notwithstanding the other provisions of this Article, an Employee shall receive service credit for periods relating to service in the Armed Forces of the United States to the extent and in the manner prescribed under the Military Selective Service Act and the Uniformed Services Employment and Reemployment Rights Act of 1993, and shall receive credit for other periods of absences as required by federal law (e.g., the Family Leave Act). Any service credits provided to an Employee under such laws shall be in lieu of any service credits that would otherwise be provided under the other parts of this Article.

        (d)    Status of Transferred and Leased Employees.   A Leased Employee shall not be eligible to participate in the Plan. In the event such a person becomes eligible to participate herein, whether by a change in status or by express written action of a Participating Employer, credit shall be given for the person’s service as a Leased Employee with any Employer toward completion of the Plan’s eligibility requirements as required under the Code for the period such Leased Employee was not eligible to participate. When determining such service credit for a Leased Employee, the provisions of Section 2.1(30) shall be applied without regard to the phrase “on a substantially full time basis for a period of at least one (1) year.” Likewise, employees of an Employer who do not meet the definition of Employee in Section 2.1(17), but who subsequently become Employees, shall be given credit for their service as such an employee toward completion of the Plan’s eligibility requirements.

        Section 2.5    Construction.   (a)  General.  Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words “hereof,”“herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to this entire document and not to any particular Article or Section. Titles of Articles and Sections are for general information only, and the Plan is not to be construed by reference thereto.

        (b)    Applicable Law.   The Plan is intended to qualify under Code section 401(a) and to include a cash or deferred arrangement qualifying under Code section 401(k). The ESOP Fund is intended to constitute an employee stock ownership plan qualifying under Code section 4975(e)(7) and ERISA section 407(d)(6) of the stock bonus type. The Plan shall be interpreted so as to comply with the applicable requirements thereof, where such requirements are not clearly contrary to the express terms hereof. In all other respects, the Plan shall be construed and its validity determined according to the substantive laws of the State of Minnesota, to the extent such laws are not preempted by ERISA or other federal law.

ARTICLE III

PARTICIPANT’S DEPOSITS AND ROLLOVERS

        Section 3.1    Election to Participate.   An Employee who has attained age eighteen (18) may elect upon Timely Notice to participate in the Plan for purposes of directing that Deposits be made on such Employee’s behalf. Such election shall be effective as of the beginning of the payroll period next following the date the Employee’s election is received by the Plan Administrator.

        Section 3.2    Amount of Participant’s Before-tax Deposits.   (a)  Before-tax Deposits.  Subject to the provisions of Section 3.2(c) and (d), each Participant may designate a rate of Before-tax Deposits at the time of election to participate in the

Plan, which rate may be from one percent (1%) to fifteen percent (15%) of his or her Compensation, expressed in whole percentages, or in such combination of whole and fractional percentages and subject to such rounding conventions as the Plan Administrator prescribes. Such rate may be changed upon Timely Notice in accordance with uniform and non-discriminatory rules prescribed by the Plan Administrator. Before-tax Deposits shall be made for the Participant through payroll deductions from his or her Compensation.

        (b)    Before-tax Matched Deposits.   Once a Participant for whom Before-tax Deposits are being made is credited with a Year of Eligibility Service, the lesser of (i) the Before-tax Deposits thereafter made on his or her behalf for that Plan Year and (ii) Before-tax Deposits totaling four percent (4%) of his or her Compensation paid thereafter during that Plan Year shall be matched to the extent provided under Article IV. For each Plan Year thereafter, the lesser of (i) the Before-tax Deposits made on the Participant’s behalf for that Plan Year and (ii) Before-tax Deposits totaling four percent (4%) of the Participant’s Compensation during that Plan Year shall be matched to the extent provided under Article IV.

        (c)    Limits on Before-tax Deposits.   Before-tax Deposits for any Participant for any Plan Year shall not exceed the lesser of:

(i)	ten thousand five hundred dollars ($10,500), as adjusted for cost of living increases pursuant to Code section 402(g)(5); and

(ii)	the Maximum Deferred Amount.

        (d)    Maximum Deferred Amount.   (1)  Establishing Amount.  The Plan Administrator shall, from time to time, establish a Maximum Deferred Amount (which may be described as a percentage or rate of Compensation) respecting Before-tax Deposits. Such Maximum Deferred Amount may vary during each payroll period and for each Participant. If a Participant shall designate any amount or rate of Before-tax Deposits in excess of the applicable Maximum Deferred Amount, such designation shall not be invalid, but shall be effective to designate a rate of Before-tax Deposits equal to the applicable Maximum Deferred Amount. Without limiting the generality of the foregoing, the Plan Administrator may establish a maximum rate or rates of Before-tax Deposits for Participants who are HCEs to ensure that, or to minimize the extent to which, the average rate (expressed as a percentage of “compensation” as defined in Code section 414(s)) of such Deposits by HCEs for a Plan Year does not exceed the rate which will permit the Plan to meet one of the 401(k) discrimination tests.

        (2)   401(k) Discrimination Tests.   As soon as practicable after the end of a Plan Year, the Plan Administrator shall determine whether the average rate of Before-tax Deposits authorized by HCEs for such Plan Year satisfies one of the following tests:

(i)	a rate equal to 1.25 times the average rate of Before-tax Deposits by all other eligible Employees for such Plan Year; or

(ii)

a rate equal to the lesser of (A) the average rate of Before-tax Deposits for all other eligible Employees for such Plan Year multiplied by 2.0, (B) the average rate of Before-tax Deposits for all other eligible Employees plus two (2) percentage points, or (C) such other limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation.

In applying such tests, Before-tax Deposits of all other eligible Employees for a Plan Year shall be determined after the reduction, if any, described in Section 3.2(f).

        It is the intent and purpose of this Section 3.2(d) that the Plan Administrator shall have and exercise complete discretion in establishing the Maximum Deferred Amount for any Participant for any Plan Year, to assure compliance with Code sections 401(a)(30), 401(k) and 415, and any other applicable provisions of the Code. To the extent required under Treasury Regulations, the 401(k) discrimination tests shall be separately applied to groups of Participants for which such tests are applied as if such Participants were covered under a separate plan.

        For purposes of calculating the 401(k) discrimination tests, the maximum rate of Before-tax Deposits for a Participant who is an HCE shall be determined by considering all cash or deferred arrangements maintained by an Employer in which such HCE is eligible to participate as a single arrangement, to the extent such arrangements must be so aggregated pursuant to applicable Treasury Regulations.

        (e)    Treatment of Excess Before-Tax Deposits to Satisfy Code section 401(k) Tests.   (1)  General.  In the event that, despite the limitations imposed by Section 3.2(c) and (d), the Before-tax Deposits for a Participant in any Plan Year exceed the limit on Before-tax Deposits for such Participant necessary to satisfy the 401(k) discrimination tests for such year, then, except as described in Section 3.2(e)(2), the Plan Administrator, in its sole discretion, shall direct the Trustee to correct any such excess by applying one or more of the methods listed below, and shall have the discretion to apply different procedures to different individuals and to apply different procedures to the same individual.

        (2)    Redetermination of 401(k) Tests.   If neither of the 401(k) tests is satisfied, then, at the election of the Plan Administrator, the average rate of Before-tax Deposits for eligible Employees, other than HCEs, shall be determined by taking into account (as though they were Before-tax Deposits) all or some of the Qualified Discretionary Contributions or Qualified Matching Contributions allocated to such Employees for the Plan Year for which the 401(k) tests are being applied.

(i)

Qualified Matching Contributions.   “Qualified Matching Contributions” are Employer Matching Contributions treated as Before-tax Deposits for purposes of applying the 401(k) tests described in Section 3.2(d)(2) and not taken into account for purposes of applying the 401(m) tests described in Section 3.3(b)(2). To so count Qualified Matching Contributions as Before-tax Deposits, the Employer Matching Contributions must be allocated to Accounts for the Plan Year being tested and must be paid over to the Trust within twelve (12) months after the end of such Plan Year. No Qualified Matching Contributions may be counted as Before-tax Deposits unless one of the 401(m) tests, described in Section 3.3(b)(2), for that Plan Year is satisfied by first taking Employer Matching Contributions into account for purposes of the applicable 401(m) test. If one of the 401(m) tests is so satisfied, then the amount of Employer Matching Contributions taken into account as Qualified Matching Contributions shall be no more than the maximum amount by which Employer Matching Contributions for Eligible Employees, other than HCEs, can be reduced while still satisfying one of the 401(m) tests, and by not taking Qualified Matching Contributions into account in determining Aggregate Contributions.

(ii)

Qualified Discretionary Contribution.   Within twelve (12) months after the end of the Plan Year for which neither of the 401(k) discrimination tests has been met, the Board may authorize a Qualified Discretionary Contribution on behalf of eligible Participants and each Participating Employer (with respect to its Employees who are eligible Participants) shall pay such contribution to the Trustee. If such a contribution is made, the 401(k) discrimination tests shall be recomputed by taking such contributions into account (as though Before-tax Deposits) in determining the average rates described in Section 3.2(d). The Participants eligible for a Qualified Discretionary Contribution shall be those Employees (i) who were eligible to elect Before-tax Deposits by the end of the Plan Year for which neither of the 401(k) discrimination tests were met and (ii) who were not HCEs for such Plan Year. Any such contribution shall be allocated on behalf of eligible Participants in the same proportion that each such Participant’s Compensation for the Plan Year for which the Qualified Discretionary Contribution is being made bears to the total Compensation of all such eligible Participants. Such contribution shall be credited to an eligible Participant’s Qualified Discretionary Account.

        (3)    Recharacterization.   Within two and one-half (2-1/2) months after the end of the Plan Year for which neither of the 401(k) discrimination tests are met, the excess Before-tax Deposits of the HCEs for the Plan Year being tested may be recharacterized as After-tax Deposits. The Before-tax Deposits, to the extent recharacterized, shall be treated as After-tax Deposits for purposes of meeting the discrimination tests applied to After-tax Deposits described in Section 3.3(b).

        Excess Before-tax Deposits may be recharacterized for an HCE only to the extent such recharacterized amounts, together with the After-tax Deposits authorized by such HCE, do not exceed the limits on After-tax Deposits contained in Section 3.3. Any such recharacterization shall be deemed to have occurred no earlier than the date all affected HCEs have been informed in writing of the amount to be recharacterized and the fact that any amounts recharacterized shall be taxable to the affected Participant for the year in which such amounts would otherwise have been received as income, but for the fact such amounts were treated as Before-tax Deposits when contributed to the Plan. Any excess Before-tax Deposits recharacterized as After-tax Deposits shall remain subject to such distribution provisions as are generally applicable to Before-tax Deposits.

        (4)    Distribution.   After the end of the Plan Year for which neither of the 401(k) discrimination tests is satisfied and before the end of the following Plan Year, the excess Before-tax Deposits of the HCEs for the Plan Year being tested (and income or loss allocable thereto) may be distributed. Such excess shall be the amount by which an HCE’s Before-tax Deposits for the Plan Year exceed the amount of Before-tax Deposits which could have been made for such Participant and still satisfy one of the 401(k) discrimination tests. Such excess shall be determined on a per Participant basis, starting with the Participant or Participants with the highest dollar amount of Before-tax Deposits. Such distributions shall be made, to the extent possible, within two and one-half (2-1/2) months after the end of the Plan Year, but in any event, not later than the last day of the subsequent Plan Year. Such distributions may be made notwithstanding any Plan provision to the contrary.

        (5)    Determining Excess Before-tax Deposits.   The amount of excess Before-tax Deposits to be distributed or recharacterized pursuant to the provisions of this Section 3.2(e) for a Plan Year shall be first reduced by any excess Before-tax Deposits previously distributed to the affected Participant for his or her taxable year ending with or within the Plan Year for which such correction is being made.

        (f)    Treatment of 402(g)(1) Excess.   If and to the extent for a calendar year a Participant’s Before-tax Deposits plus elective contributions (as defined in Code section 401(k)) made under other Defined Contribution Plans maintained by an Employer exceeds the Code section 402(g)(1) limit for such year, then such excess shall be distributed to the individual concerned from the Plan (to the extent of Before-tax Deposits for such year) within the periods allowed under Treasury Regulation §1.402(g)-1(e)(2) or (3) and such Participant shall be deemed to have notified the Plan Administrator of such excess and directed the Plan Administrator to take such action. Except as permitted under such regulation, such distribution shall include any income or loss (for the Plan Year for which such excess was contributed) allocable to such excess. Such distributions may be made notwithstanding any Plan provision to the contrary.

        Section 3.3    Amount of Participant’s After-tax Deposits.   (a)  After-tax Deposits.  Subject to the provisions of Section 3.3(b), each Participant may designate a rate of After-tax Deposits at the time of election to participate in the Plan, which rate may be from one percent (1%) to ten percent (10%) of his or her Compensation, expressed in whole percentages or in such combination of whole and fractional percentages and subject to such rounding conventions as the Plan Administrator prescribes. Such rate may be changed upon Timely Notice in accordance with uniform and non-discriminatory rules prescribed by the Plan Administrator. Such After-tax Deposits shall be made for the Participant through payroll deductions from his or her Compensation.

        (b)    Maximum Deferred Amount.   (1)  Establishing Amount.  The Plan Administrator shall, from time to time, establish a Maximum Deferred Amount (which may be described as a percentage or rate of Compensation) respecting After-tax Deposits. Such Maximum Deferred Amount may vary during each payroll period and for each Participant. If a Participant shall designate any amount or rate of After-tax Deposits in excess of the applicable Maximum Deferred Amount, such designation shall not be invalid, but shall be effective to designate a rate of After-tax Deposits equal to the applicable Maximum Deferred Amount. Without limiting the generality of the foregoing, the Plan Administrator may establish a maximum rate or rates of After-tax Deposits for a Participant who is an HCE to ensure that, or to minimize the extent to which, the average rate (expressed as a percentage of “compensation” as defined in Code section 414(s)) of such After-tax Deposits by HCEs for a Plan Year does not exceed the rate which will permit the Plan to meet one of the 401(m) discrimination tests.

        (2)    401(m) Discrimination Tests.   As soon as practicable after the end of a Plan Year, the Plan Administrator shall determine whether the average rate of After-tax Deposits authorized by HCEs for such Plan Year, when combined with Employer Matching Contributions made on behalf of HCEs for such Plan Year (the “Aggregate Contributions”) satisfies one of the following tests:

(i)	a rate equal to 1.25 times the average rate of Aggregate Contributions by all other eligible Employees for such Plan Year: or

(ii)

a rate equal to the lesser of (A) the average rate of Aggregate Contributions for all other eligible Employees for such Plan Year multiplied by 2.0, (B) the average rate of Aggregate Contributions for all other eligible Employees plus two (2) percentage points, or (C) such other limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation.

        It is the intent and purpose of this Section 3.3(b) that the Plan Administrator shall have and exercise complete discretion in establishing the Maximum Deferred Amount for any Participant for any Plan Year, to assure compliance with Code sections 401(m) and 415, and any other applicable provisions of the Code. To the extent required under Treasury Regulations, the 401(m) tests shall be separately applied to groups of Participants for which such tests are applied as if such Participants were covered under a separate plan.

        For purposes of calculating the 401(m) discrimination tests, the maximum rate of Aggregate Contributions for a Participant who is an HCE shall be determined by considering all plans subject to Code section 401(m) maintained by an

Employer in which such HCE is eligible to participate as a single plan, to the extent such arrangements must be so aggregated pursuant to applicable Treasury Regulations.

        (c)    Redetermination of Aggregate Contributions.   (1)  General.  If neither of the 401(m) discrimination tests are satisfied, the Plan Administrator shall determine whether either of such tests could be met if some or all of the Before-tax Deposits allocated to HCEs or non-HCEs, or both (for the Plan Year for which such tests are being applied) are taken into account as though such Before-tax Deposits were After-tax Deposits, and then determining the extent to which excess Aggregate Contributions may have been made for the Plan Year being tested.

        (2)    Counting Before-tax Deposits.   To so count Before-tax Deposits for purposes of Section 3.3(c)(1), such Before-tax Deposits must be allocated to Accounts for the Plan Year being tested and must be paid over to the Trust within twelve (12) months after the end of such Plan Year. Further, no Before-tax Deposits may be so taken into account unless one of the 401(k) discrimination tests has been met with respect to such Deposits. If one of the 401(k) discrimination tests is satisfied, then to the extent required under Treasury Regulation §1.401(m)-1(b)(5) the amount of Before-tax Deposits taken into account hereunder shall be no more than the maximum amount of reduction that could be made to the deferral rates for non-HCEs while still satisfying one of such tests after the adjustment is made.

        (d)    Treatment of Excess.   (1)  General.  In the event that, despite the limitations imposed by Section 3.3(b) and the recharacterization described in Section 3.3(c), the Aggregate Contributions for a Participant in a Plan Year exceed the limit on Aggregate Contributions for such Participant necessary to satisfy the 401(m) discrimination tests for such year, then, except as described in Section 3.3(d)(2), the Plan Administrator shall direct the Trustee to correct any such excess by applying one or more of the methods listed below, and shall have the discretion to apply different procedures to correct excess Aggregate Contributions and shall have the discretion to apply different procedures to different individuals and to apply different procedures to the same individual.

        (2)    Qualified Discretionary Contribution.   Within twelve (12) months after the end of the Plan Year for which neither of the 401(m) discrimination tests has been met, the Board may authorize a Qualified Discretionary Contribution on behalf of eligible Participants and each Participating Employer (with respect to its Employees who are eligible Participants) shall pay such contribution to the Trustee. If such a contribution is made, less any portion of such contribution applied as described in Section 3.2(e)(2), the 401(m) discrimination tests shall be recomputed by taking such contributions into account (as though Aggregate Contributions) in determining the average rates described in Section 3.3(b). The Participants eligible for this Qualified Discretionary Contribution shall be those Employees (i) who were eligible to elect After-tax Deposits or to receive an allocation of Employer Matching Contributions by the end of the Plan Year for which neither of the 401(m) discrimination tests were met and (ii) who were not HCEs for such Plan Year. Any such contribution shall be allocated on behalf of eligible Participants in the same proportion that each such Participant’s Compensation for the Plan Year for which the Qualified Discretionary Contribution is being made bears to the total Compensation of all eligible Participants. Such contribution shall be credited to an eligible Participant’s Qualified Discretionary Account.

        (3)    Distribution.   After the end of the Plan Year for which neither of the 401(m) discrimination tests are satisfied and before the end of the following Plan Year, the excess Aggregate Contributions of the HCEs for the Plan Year being tested (and income or loss allocable thereto) may be distributed. Such excess shall be equal to the amount by which an HCE’s Aggregate Contributions for the Plan Year exceed the amount of Aggregate Contributions which could have been made for such Participant and still satisfy one of the 401(m) discrimination tests. Such excess shall be determined on a per Participant basis, starting with the Participant or Participants with the highest dollar amount of Aggregate Contributions. Such distributions shall be made, to the extent possible, within two and one-half (2-1/2) months after the end of the Plan Year, but in any event, not later than the last day of the subsequent Plan Year. Such distribution may be made notwithstanding any Plan provision to the contrary.

        Section 3.4    General Testing Provisions.   (a)  Rules Applicable to HCEs.  The Plan Administrator, in its sole discretion, may determine who is an HCE and how the 401(k) and 401(m) discrimination tests shall be satisfied by using any special rules or procedures that may be allowed under applicable Treasury Regulations or other guidance as may be issued by the Internal Revenue Service.

        (b)    Multiple Use Test.   If there is a multiple use of the alternative limitation, then the average rate of Aggregate Contributions of the HCEs included for testing purposes shall be reduced and the excess Aggregate Contributions, together with any income allocable thereto, shall be distributed as provided in Section 3.3(d)(3), and any reductions shall be limited to the amount necessary to satisfy the alternative limitation test. If both of the 401(k) and 401(m) discrimination tests are satisfied for a

Plan Year, then none of the Before-tax and Aggregate Contributions (and income allocable thereto) for such year shall be distributed to an HCE, but only if (i) both such tests were satisfied using the tests shown in Section 3.2(d)(2)(i) and 3.3(b)(2)(i), (ii) no HCE is included in the groups being tested for both the 401(k) and 401(m) discrimination tests, or (iii) the alternative limitation test of Treasury Regulation §1.401(m)-2 is satisfied.

        Section 3.5    Allocation and Reallocation of Participants Deposits.   (a)  Allocation.  On Timely Notice a Participant shall elect to allocate all of the Deposits to be made during a Plan Year to one or more of the Investment Funds, in accordance with rules of uniform application prescribed by the Plan Administrator, provided, however, that no Deposits shall be allocated to the ESOP Fund. An election under this Section 3.5(a) shall remain in effect for a Plan Year and successive Plan Years unless changed on Timely Notice. On Timely Notice a Participant may elect to change the mix of his or her Deposits.

        In the event a Participant fails to direct the investment of Deposits or fails to replace any directions which may have been suspended or revoked, the Participant shall be deemed to have elected to have one hundred percent (100%) of such Deposits allocated to an Investment Fund designated by the Plan Administrator for such purpose.

        (b)    Reallocation.   In accordance with rules of uniform application prescribed by the Plan Administrator, a Participant may on Timely Notice elect to reallocate, as of any business day, that portion of his or her Accounts attributable to Deposits, including the net increase or decrease in value attributable thereto; provided, however, that no Deposits may be reallocated to the ESOP Fund.

        (c)    Plan Administrator Discretion.   Notwithstanding the foregoing, if it determines that any reallocation of funds held in the Employee Common Stock Fund might violate applicable securities laws or is for any other reason impracticable or contrary to the provisions of ERISA section 404(c), the Plan Administrator may, in its sole discretion, decline to implement a Participant’s investment directions.

        Section 3.6    Suspension of a Participant’s Deposits.   (a)  Automatic Suspension.  A Participant’s Deposits shall be suspended commencing with and continuing throughout any period during which such Participant fails to qualify as an Employee, and as provided in Section 8.2(d) in the case of certain restricted withdrawals. Participants will not be permitted to make up suspended Deposits. Employer Contributions shall be made with respect to any Before-tax Deposits made by a Participant prior to a suspension of Deposits, so long as the Participant is otherwise entitled to share in such contributions for the Plan Year. A Participant on an authorized leave of absence without pay fails to qualify as an Employee for purposes of this Section.

        (b)    Resumption.   A Participant may resume making Deposits on Timely Notice as of the beginning of any pay period coincident with or next following resumption of Employee status, or in the case of a suspension provided for in Section 8.2(d), any pay period beginning twelve (12) months after the suspension.

        Section 3.7    Payment of Deposits to Trustee.   Each Participating Employer shall remit to the Trustee as soon as practicable the amounts withheld from the Compensation of its Employees as Deposits under the Plan and in no event shall such withholding be so remitted later than the fifteenth (15th) business day of the calendar month immediately following the calendar month in which it was withheld.

        Section 3.8    Rollovers.   (a)  General.  An Employee shall be entitled to rollover or transfer directly to the Trust a qualifying distribution from another tax-qualified Defined Contribution Plan or Defined Benefit Plan. No such Rollover shall be accepted unless it is paid over in cash or check to the Trustee and, for Rollovers other than direct transfers, within sixty (60) days after it is received by the individual. No amount shall be accepted for Rollover unless the individual certifies in writing to the Plan Administrator that, to the best knowledge of that individual, (i) the plan from which the monies were received was a tax-qualified retirement plan at the time of the distribution, and (ii) the amount constitutes an eligible rollover distribution from such other plan within the meaning of Code section 402(f)(2)(A). Such amounts shall be subject to allocation and reallocation using the same or a similar process as Deposits are so allocated or reallocated as described in Section 3.5.

        (b)    Transfers Due to Diversification.   The RSIP Trust shall accept as a transfer from the trustee of the Federal-Hoffman, Inc. Employee Stock Ownership Plan (the “F-H ESOP”) cash resulting from the election by a qualified participant to diversify the investment of his or her stock account under applicable provisions of the F-H ESOP. Such amounts shall be credited to a Participant’s rollover Account and shall be allocated or reallocated among the available Investment Funds consistent with the provisions of Section 3.4. The investment results related thereto shall be allocated to each Participant’s rollover Account pursuant to the provisions of Sections 6.1 and 6.2. All amounts transferred to a Participant’s Account under this Section 3.7(b) shall be distributed to the Participant at the time and in the manner described in Section 7.2. Such amounts shall be available for purposes of granting restricted withdrawals under Section 8.2 and Participant loans under Section 8.4.

        Section 3.9    ESOP Diversification Election.   Each Participant who has attained age fifty-five (55) and who is considered to have completed at least ten (10) years of participation under the ESOP Fund shall be permitted to direct the Trustee as to the investment of twenty-five percent (25%) of the value of the Participant’s ESOP Account (to the extent not previously diversified in accordance with this Section). This diversification election shall continue for six (6) Plan Years, beginning with the Plan Year in which the Participant has attained age fifty-five (55) or completed ten (10) years of participation under the Plan, whichever shall last occur (the “qualified election period”). A Participant’s election shall (i) be memorialized, (ii) be made within ninety (90) days after the last day of each Plan Year during the Participant’s qualified election period and (iii) be effective no later than one hundred eighty (180) days after the close of the Plan Year to which the direction applies. Within ninety (90) days after the close of the last Plan Year in the Participant’s qualified election period, a qualified Participant shall be permitted to direct the investment of an amount not to exceed fifty percent (50%) of the value of such ESOP Account balance (to the extent not previously diversified in accordance with this Section). The Plan shall distribute that portion of the Participant’s ESOP Account subject to the election within ninety (90) days after the last day of the period during which the election can be made or, in lieu of such a distribution, the Plan Administrator may adopt a procedure that is uniformly applicable to all qualified Participants and under which each qualified Participant may direct the Plan to transfer that portion of the Participant’s ESOP Account subject to the election to Investment Funds available under the Plan or another tax-qualified retirement plan maintained by the Company which accepts such transfers and permits Participants to direct investments among at least three (3) investment funds (exclusive of any Company Stock funds). Any such intra-plan or plan-to-plan transfer shall be made no later than ninety (90) days after the last day of the period during which the Participant’s election can be made. The portion of a Participant’s ESOP Account that is subject to such elections shall be determined in accordance with Treasury Regulations and other guidance under Code section 401(a)(28).

        Section 3.10    Compensation Cap.   For purposes of Article III and Article IV, as well as any other Plan provision for which Compensation is required to be limited by reason of Code section 401(a)(17), the annual Compensation of each Employee taken into account under the Plan shall not exceed $170,000, as adjusted for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (“determination period”) beginning in such calendar year. Except as otherwise provided in Treasury Regulations §1.401(a)(17)-1(b)(3)(iii)(B) with respect to Deposits or Employer Matching Contributions, if a determination period consists of fewer than twelve (12) months, the annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

        If Compensation for any prior determination period is taken into account in determining an Employee’s Deposits for the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

        Section 4.1    Employer Matching Contributions.   (a)  Amount of Employer Matching Contributions.   (1)  General.  Subject to the provisions of Section 4.1(a)(2) and (3), a Participating Employer, with respect to its Employees described in Section 4.1(b), shall make a contribution for a Plan Year in cash equal to the percentage match shown in the following schedule. Such amount shall be paid to the Trustee as soon as practicable after the end of the Plan Year.

SCHEDULE OF MATCHING PERCENTAGES

Performance to Goal Criteria: If the operating income of a Participating Employer for the Fiscal Year which ends with or within the Plan Year is the following percentage of the operating income for the preceding Fiscal Year:	The Participating Employer will contribute cash equal to the following percentage of an eligible Participant's Before-tax Matched Deposits made in such year:

130% or above	90.0%

126% through 129.9%	84.0%

122% through 125.9%	78.0%

118% through 121.9%	72.0%

114% through 117.9%	66.0%

110% through 113.9%	60.0%

106% through 109.9%	54.0%

102% through 105.9%	48.0%

98% through 101.9%	42.0%

94% through 97.9%	36.0%

less than 94%	30.0%

In applying such schedule, the Performance to Goal criteria shall be separately applied to each Participating Employer.

        (2)    Special Cases.   Each Participating Employer may, with the consent of the Plan Administrator, establish a percentage or other match rate and the criterion therefor to be contributed on behalf of its Employees for a Plan Year, other than the percentage match determined by application of the immediately preceding Schedule of Matching Percentages, to take into account an extraordinary or unusual event specific to such Employer (e.g., becoming an Employer during a Plan Year due to an acquisition; ceasing to be an Employer during a Plan Year due to a divestiture).

        (3)    Transfers.   An eligible Participant’s matching percentage or rate shall be determined by reference to the Performance to Goal attainment, or other match criterion established pursuant to paragraph (2) immediately preceding, of the Participating Employer with which such individual is employed on the last day of the Plan Year or, if earlier, the date such individual terminated employment with such Employer or the Employer ceased to be a Participating Employer. With respect to a Participant who is employed with more than one (1) Participating Employer during a Plan Year, however, such individual’s matching percentage shall be determined by aggregating the total Compensation paid to such Participant and the total Before-tax Deposits authorized during the relevant Plan Year and prorating both between and among the Participating Employers by which the Participant was employed based on the number of days during the relevant Plan Year such individual was employed by each Participating Employer.

        (b)    Eligibility for Employer Matching Contributions.   The Participants eligible to share in Employer Matching Contributions for a Plan Year shall be all Participants who made Before-tax Matched Deposits during the year, except those who did not complete a Year of Credited Service during such year. Notwithstanding the foregoing, a Participant whose separation from service occurs during the Plan Year on account of Retirement, Total and Permanent Disability, or death, or on account of the elimination of the Participant’s job (in connection with the sale or the permanent closing of the plant or facility or similar event) as determined by the Plan Administrator (pursuant to uniform and nondiscriminatory standards), shall be eligible to share in Employer Matching Contributions for such year without regard to the requirement that such Participant complete a Year of Credited Service in that year.

        (c)    Contribution Limitations.   Notwithstanding Section 4.1(a), the average rate (expressed as a percentage of “compensation” as defined in Code section 414(s)) of Employer Matching Contributions, plus the average rate of After-tax Deposits for a Plan Year, of Employees who are HCEs for such Plan Year shall not exceed the rate necessary to satisfy the 401(m) discrimination tests described in Section 3.3(b), subject to such other methods as described in Section 3.3 which can be used to satisfy such tests.

        The Plan Administrator shall have and exercise complete discretion in establishing the maximum rate of Employer Matching Contributions for any Participant for any Plan Year, to assure compliance with the limitations imposed by Code sections 401(m) and 415 and other applicable provisions of the Code. Accordingly, no Employer Matching Contribution shall be made or allocated to the Account of any Participant if such contribution would cause such limitations to be exceeded.

        Section 4.2    Employer Discretionary Contributions.   (a)  General.  Employer Discretionary Contributions equal to the amount specified in Section 4.2(b) shall be made by the Participating Employers, on behalf of their eligible Participants, in cash or in Company Stock with an equivalent Current Market Value as of the date contributed.

        (b)    Amount of Contributions.   Each Participating Employer shall contribute such amount as the Board may establish. Until further action of the Board, the amount shall be equal to one and one-half percent (1.5%) of each eligible Participant’s Compensation paid by the Participating Employer for a Plan Year. Such amount shall be paid to the Trustee as soon as practicable after the end of the Plan Year.

        (c)    Participants Eligible for Contributions.   Participants eligible for Employer Discretionary Contributions shall be those who (x) have completed a Year of Eligibility Service by the last day of the Plan Year and (y) (i) have completed a Year of Credited Service during such Plan Year or (ii) whose separation from service occurred during such Plan Year due to Retirement, death, Total and Permanent Disability or on account of elimination of the Participant’s job in connection with the sale or permanent closing of a plant or facility or similar event, as determined by the Plan Administrator pursuant to uniform and non-discriminatory standards.

        Section 4.3    Allocation and Reallocation of Employer Contributions.   Subject to Section 5, any Employer Contributions for the Plan Year shall be allocated as follows:

        (a)    Employer Matching Contributions.   Employer Matching Contributions shall be allocated to a Participant’s Employer Matching Account subject to allocation and reallocation using the same or similar process as Deposits are so allocated or reallocated and as described in Section 3.5.

        (b)    Employer Discretionary Contributions.   As of the last day of the Plan Year and except as otherwise provided in the immediately succeeding paragraph, Employer Discretionary Contributions shall be allocated to and among the ESOP Fund Accounts of eligible Participants in the ratio of the value of Employer Discretionary Contributions made for each such Participant to the value of the total Employer Discretionary Contributions made to all Participants eligible to share in the allocation for the Plan Year.

        As of the last day of the Plan Year, and except as otherwise described in the immediately preceding paragraph, the Company’s Vice President of Human Resources may, but is not required to, direct in writing that some or all of the Employer Discretionary Contribution for such year be allocated to a Participant’s Employer Discretionary Accounts in lieu of the ESOP Fund Accounts, if such action (in the discretion of such Vice President) is deemed appropriate due to compliance with the annual discrimination testing of RSIP required by the Code or otherwise appropriate. To the extent all or any portion of an Employer Discretionary Contribution is allocated to Employer Discretionary Accounts outside of the ESOP Fund Accounts, such amounts shall be subject to allocation and reallocation using the same or similar process as Deposits are so allocated or reallocated and as described in Section 3.5. All amounts allocated to such Employer Discretionary Accounts shall be subject to the same withdrawal and distribution rules as apply to amounts allocated to Employer Matching Accounts.

        (c)    Qualified Discretionary Contributions.   Qualified Discretionary Contributions shall be allocated as provided in Sections 3.2(e)(2) or 3.3(d)(2), as applicable, and shall be subject to allocation and reallocation using the same or similar process as Deposits are so allocated or reallocated and as described in Section 3.5.

        (d)    Qualified Matching Contributions.   Qualified Matching Contributions shall be subject to allocation and reallocation using the same or similar process as Deposits are so allocated or reallocated and as described in Section 3.5.

        Section 4.4    Funding Policy.   To the extent the funding policy of the Plan is not expressly set forth herein, the Named Fiduciary shall establish such funding policy, which may include the establishment of goals and objectives for the Trustee and Investment Managers in their management of assets of the Trust, and shall communicate such policy to the parties responsible for its implementation.

        Section 4.5    Maximum Annual Additions.   Notwithstanding anything in the Plan to the contrary, a Participant’s Deposits and Employer Contributions for a Plan Year shall be limited to the extent required under Code section 415 and as more fully described in Addendum I to the Plan.

        Section 4.6    Exempt Loan and Suspense Account.   (a)  General.  To the extent the Plan has acquired shares of Company Stock with the proceeds of an Exempt Loan and the Exempt Loan remains outstanding, such shares shall be held in a Suspense Account pending their release and allocation to the ESOP Fund for the Accounts of Participants, as principal and interest payments are made under the Exempt Loan.

        (b)    Repayment of Principal and Interest.   Repayment of principal and payment of interest under any such Exempt Loan may be made from one or more of the following sources, or such other sources as the Board may determine:

(i)	cash dividends on Company Stock acquired with the proceeds of an Exempt Loan and allocated to Participants’ Accounts, plus earnings on such dividends;

(ii)	cash dividends on Company Stock in the Suspense Account and earnings thereon; and

(iii)	Employer Discretionary Contributions and earnings thereon.

        (c)    Number of Shares Released.   The number of shares of Company Stock to be released from the Suspense Account for each Plan Year for the duration of an Exempt Loan shall be determined in accordance with Treasury Regulations §54.4975-7(b)(8).

        (d)    Allocation of Shares Released.   Shares of Company Stock that are released from the Suspense Account for each year shall be allocated, as of the last day of the Plan Year, to the ESOP Fund for the Participants’ Accounts as follows:

(i)

shares released by cash dividends paid in that Plan Year and earnings thereon shall be allocated to the Accounts of Participants who would have received an allocation of such dividend, pro rata to the amount of the Company Stock in each such Participant’s Account on which such dividend was paid, and each such allocation to a Participant’s Account shall consist of shares having a Current Market Value (as of the date of payment of the cash dividend) equal to the amount of the dividend the Participant would have received; provided that if shares of Company Stock released from the Suspense Account for a Plan Year do not have a Current Market Value sufficient to satisfy the foregoing requirements, amounts identified in Section 4.6(b)(ii) and (iii) shall be applied to satisfy such requirements;

(ii)

shares released by cash dividends as described in Section 4.6(b)(ii) and earnings thereon shall be allocated in accordance with the provisions of Section 4.6(d)(i) and then in accordance with the provisions of Section 4.3(b);

(iii)

shares released by Employer Discretionary Contributions described in Section 4.6(b)(iii) and earnings thereon shall be allocated in accordance with the provisions of Section 4.6(d)(i) above and then as Employer Discretionary Contributions under Section 4.3(b).

        (e)    Special Circumstances.   In the event of a sale or other disposition of Company Stock allocated to the Suspense Account, the Trustee shall apply the proceeds of such sale or disposition to the repayment of the Exempt Loan and the excess proceeds shall be allocated to Participants’ Accounts under the ESOP Fund pro rata in relation to the balance in each Participant’s Account under the ESOP Fund. The foregoing shall not apply to a sale or disposition of Company Stock exchanged for other stock in a transaction described in Code section 402(j), provided there is a successor employer which, with the consent of the Company, agrees to adopt and continue this Plan.

ARTICLE V

TRUSTEE AND TRUST AGREEMENT

        Section 5.1    Appointment.   (a)  General.  The Company shall establish and continue a Trust agreement with the persons or corporations selected by the Board to act as Trustee. The Trustee shall hold, manage, administer and invest the assets of the Trust, reinvest any income, and make distributions in accordance with the provisions of the Trust agreement. The Trust agreement shall be in such form and contain such provisions as may be necessary and appropriate to effectuate the purposes of the Plan and to qualify the Plan and Trust under the Code.

        (b)    Removal and Resignation.   Pursuant to the notice requirements and other procedures contained in the Trust agreement, and in accordance with the Trust agreement, the Board may, at any time and from time to time, remove a Trustee or any successor Trustee and any such Trustee or any successor Trustee may resign. The Board shall, upon removal or resignation of a Trustee, appoint a successor Trustee. In any such case, the Board shall give due consideration to the reports and recommendations of the Named Fiduciary.

        Section 5.2    Fees and Expenses.   The Trustee’s fee, and other fees and expenses, shall be paid by the Trustee out of the Trust, unless the Company elects to pay them. Brokerage fees and other direct investment costs, if paid out of the Trust, shall be charged to the fund of the Trust to which such fees and costs are attributable.

        Section 5.3    Exclusive Benefit.   All Deposits, Rollovers and Employer Contributions made with respect to Participants under the Plan and all property and funds of the Trust allocable to the Plan, including income from investments and from all other sources, shall be managed solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and Beneficiaries, and defraying the reasonable expenses of administering the Plan.

        Notwithstanding the foregoing, a Participating Employer shall not be required to make or authorize any Employer Contributions for a year that are not deductible under Code section 404 by a Participating Employer for such year, and all Employer Contributions under the Plan are conditioned on such deductibility. If a Participating Employer makes contributions for which such deduction is disallowed, then to the extent of such disallowance, such contributions may be returned to such Participating Employer within one (1) year after the date such contributions were finally determined not to be so deductible; and further provided that any Employer Contributions made by a Participating Employer may be returned to such Participating Employer such contribution was made by mistake of fact and such contribution is returned within one (1) year after it was made.

        Section 5.4    Responsibility and Authority for Fund Management.   The Named Fiduciary shall establish and maintain a funding policy, and may delegate to the other fiduciaries the following duties and authority:

        (i)    authority to direct the establishment of Investment Funds and determine the investment characteristics and general investment guidelines for such Investment Funds, and to add to or change the number and nature of the Investment Funds from time to time;

        (ii)    in its discretion to appoint one or more Investment Managers to direct the investment and reinvestment of all or any portion of the assets held by the Trustee under the Trust, and/or to direct that the assets of any Investment Fund be invested in one or more insurance contracts, mutual funds or similar collective investment medium; and

        (iii)    to periodically review the performance of the Trustee and any Investment Manager in the investment and reinvestment of the assets accumulated under the Plan, and report to the Board with respect to such performance at least annually.

ARTICLE VI

INVESTMENT; PARTICIPANT’S ACCOUNTSVOTING OF STOCK

        Section 6.1    Investment of Deposits and Employer Contributions.   A Participant’s Deposits and Rollovers and allocations of Employer Matching Contributions, Qualified Matching Contributions and Qualified Discretionary Contributions for a Plan Year shall be invested in the Investment Funds in accordance with the Participant’s allocations and reallocations. Except as otherwise provided in Section 4.3(b), Employer Discretionary Contributions, other than Qualified Discretionary Contributions, shall be invested in the ESOP Fund. All such investments and income related thereto shall be allocated to each Participant’s Accounts pursuant to the provisions of Section 6.2. At least quarterly, the Plan Administrator shall prepare or cause to be prepared a report indicating the increase or decrease in the valuation of each of the funds established under the Plan, which report shall be made available for review by Participants.

        Except as otherwise provided herein, income earned on assets of any Investment Fund shall be invested by the Trustee in like assets. Notwithstanding the foregoing, if an Exempt Loan is not outstanding, the Named Fiduciary may direct the Trustee to retain Employer Discretionary Contributions made in cash and to invest such amounts in one or more available funds other than Company Stock, subject to the requirement that the ESOP Fund shall be always primarily invested in Company Stock.

        Section 6.2    Participant’s Accounts.   (a)  Establishment of Accounts.  Separate Accounts shall be established and maintained for each Participant which, depending upon the investment funds selected, shall consist of the following Accounts:

        (i)    A separate Account for the portion the Participant’s Deposits, Rollovers, Employer Matching Contributions, Employer Discretionary Contributions and Qualified Discretionary Contributions allocated to each of the Investment Funds other than the Employee Common Stock Fund or the ESOP Fund, and all adjustments thereto;

        (ii)    An Employee Common Stock Account, which shall consist of the Participant’s Deposits, Rollovers, Employer Matching Contributions, Qualified Matching Contributions and Qualified Discretionary Contributions allocated to the Employee Common Stock Fund and all adjustments thereto.

        (iii)    An ESOP Account, which shall consist of a Participant’s interest in the ESOP Fund attributable to either cash or shares of Company Stock derived from Employer Discretionary Contributions under Section 4.2, and all adjustments thereto.

        To the extent necessary or appropriate to provide for the proper administration of the Plan, the Accounts of Participants shall include separate balances or subaccounts for interests derived from Before-tax Matched, Before-tax Unmatched, and After-tax Deposits, Rollovers, Employer Matching Contributions, Qualified Discretionary Contributions, Employer Discretionary Contributions and such other separate balances as the Plan Administrator shall determine.

        During any Plan Year in which an Exempt Loan is outstanding, the Plan Administrator may establish such other Accounts or subaccounts in the ESOP Fund as may be required to reflect the release of Company Stock from the Suspense

Account, and to reflect the nature or source of the Employer Contribution used for purposes of releasing such Company Stock from the Suspense Account. In addition, the Plan Administrator shall continue to maintain such Accounts and subaccounts as were established (or are otherwise reasonably necessary) to reflect the provisions of the Prior Plans, including, but not limited to, ESOP Fund Accounts and subaccounts to reflect the Exempt Loan (and repayment thereof) used to acquire the 1990 Preferred Stock and to reflect the conversion of such preferred stock into Common Stock.

        As soon as practicable following the end of each Plan Year, the Company shall prepare for each Participant an annual statement which shall reflect the status of the Participant’s Accounts in such form as may be prescribed by the Plan Administrator.

        (b)    Crediting of Accounts.   The appropriate Accounts of each Participant shall be credited with the amounts of his or her Deposits, Rollovers, Employer Matching Contributions, Employer Discretionary Contributions, Qualified Matching Contributions and Qualified Discretionary Contributions as such amounts are received by the Trustee. The reallocation of a Participant’s Accounts shall be appropriately credited as of a Valuation Date coincident with or next following the effective date of the reallocation. A Participant’s ESOP Accounts shall be credited as soon as possible after the end of each Plan Year with the amount of cash or Company Stock allocated to his or her ESOP Account for such Plan Year.

        (c)    Valuation of Accounts.   Each Participant’s Accounts shall be valued and adjusted on the Valuation Date to preserve his or her proportionate interest in the related funds. As of each Valuation Date each of the Accounts of each Participant shall be adjusted to reflect the effect of income, collected and accrued, realized and unrealized gains and losses, expenses and all other transactions since the last Valuation Date with respect to the related fund in such manner as the Trustee shall deem appropriate.

        Section 6.3    Acquisition of Stock by Trustee.   Shares of Company Stock shall be acquired by the Trustee either (i) on the open market, (ii) from private sources, which may include employees or former employees of an Employer, (iii) as part of the Employer’s Discretionary Contribution pursuant to Article IV, (iv) by the exercise of rights as hereinafter provided, or (v) in such other manner as the Trustee may from time to time determine, including an acquisition from an Employer with the proceeds of an Exempt Loan. The proceeds of an Exempt Loan must be used within a reasonable time after receipt by the Trustee only for any or all of the following purposes: (i) to acquire qualifying employer securities (within the meaning of Code section 409(1) and ERISA section 407(d)(5)); (ii) to repay such loan; or (iii) at the direction of the Named Fiduciary to repay a prior Exempt Loan. A new Exempt Loan, the proceeds of which are so used, must satisfy the foregoing provisions. Except as permitted by applicable law, no security acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not a portion of the Plan is then an employee stock ownership plan. The Trustee shall also hold for allocation to Participant’s ESOP Fund Accounts, as provided in the Plan or Trust, shares of Company Stock acquired because of cash withdrawals or distributions from the ESOP Fund.

        Section 6.4    Stock Rights, Stock Splits and Stock Dividends.   A Participant shall have no right of request, direction or demand upon the Named Fiduciary or the Trustee to exercise rights to purchase shares of Company Stock or other securities of the Company. The Trustee may exercise or sell any rights to purchase shares of Company Stock appertaining to shares of such stock held by the Trustee, and the Accounts of Participants shall be appropriately credited. Shares of Company Stock received by the Trustee by reason of a stock split or a stock dividend shall be allocated to the appropriate Accounts of the Participants.

        Section 6.5    Voting Rights and Tender Offers with Respect to Company Stock.   Voting rights with respect to Company Stock held by the Trustee and tender offers with respect to Company Stock shall be handled in accordance with the provisions of the Trust.

ARTICLE VII

VESTING AND DISTRIBUTION OF ACCOUNTS UPON
TERMINATION OF EMPLOYMENT

        Section 7.1    Vesting.   The entire balance in all of a Participant’s Accounts shall be fully vested and nonforfeitable at all times and shall be paid to such Participant or his or her Beneficiary at the time and in the manner described in Section 7.2.

        Section 7.2    Settlement Date and Time of Distribution.   (a)  Settlement Date.  Subject to the other provisions of this Article VII, each Participant’s “Settlement Date” shall be the Valuation Date immediately following the date employment with the Employer terminates for any reason, including Total and Permanent Disability. Notwithstanding the foregoing, a Participant’s Settlement Date with respect to any amounts credited to his or her Accounts after the regular Settlement Date determined under the preceding sentence shall be the Valuation Date next following the date on which such amounts are credited to his or her Accounts.

        (b)    Code Section 401(a)(9).   (1)  Required Distributions.  If a Participant continues in Employment past the end of the calendar year in which he or she attains age seventy and one-half (70-1/2), the Participant is a five percent (5%) owner, as defined in Code section 401(a)(9)(C), of an Employer, and payment of such Participant’s Plan retirement benefits has not otherwise commenced, then payment of such benefits shall commence as of April 1 of the calendar year which begins immediately after the calendar year in which he or she attains such age or, if later, January 1 of the calendar year which begins immediately after the Plan Year in which he or she first has an Account balance under the Plan. The benefit so payable shall be determined as of the last day of the immediately preceding Plan Year, and for such first year (to the extent required under Code section 401(a)(9) or Treasury Regulations thereunder) shall include a distribution for both the calendar year in which such Participant attained age seventy and one-half (70-1/2) and the succeeding calendar year. If such Participant continues in Employment after the date benefits commence hereunder and earns additional benefits under the Plan, then payment of any additional benefits earned in a Plan Year shall commence as soon as reasonably possible in the next Plan Year.

        (2)    Compliance with Code.   Subject to such security arrangements as the Plan Administrator deems appropriate, the Plan Administrator shall be entitled to direct the payment of retirement benefits payable hereunder regardless of whether the Participant has consented to such commencement or has perfected his or her entitlement to such benefit, if and to the extent such action is deemed necessary or appropriate to comply with Code section 401(a)(9).

        (c)    Form of Distribution.   Any distribution due shall, except as provided in paragraph (d) or Addendum III, be paid in a lump sum distribution consisting of:

(i)	the cash equivalent of the Current Market Value as of the Settlement Date of the Participant’s Accounts other than a Common Stock Account or any Account in the ESOP Fund;

(ii)

full shares of Common Stock attributable as of the Settlement Date to the Participant’s Employee Common Stock Account, or the cash equivalent thereof, together with the cash equivalent of the Current Market Value as of the Settlement Date of fractional shares of Common Stock attributable to such Account;

(iii)

full shares of Common Stock with respect to the Participant’s Account in the ESOP Fund as of the Settlement Date, or the cash equivalent thereof, together with the cash equivalent of the Current Market Value of any fractional shares attributable to such Account.

        (d)    Installments.   Notwithstanding the foregoing, any Participant who had an Account balance as of December 31, 1988 under a Prior Plan or who had an account balance under the Federal-Hoffman Savings and Investment Plan immediately before such Plan was merged into the 1984 Prior Plan, may request distribution from his or her Accounts, other than the Accounts referred to in Section 7.2(c)(ii) and (iii), by payment in a series of substantially equal installments, paid not less frequently than annually, over a term certain equal to the Participant’s life expectancy determined in accordance with the unisex annuity table found in Treasury Regulation §1.72-9. Payments for each year are calculated as follows:

(i)	For the first year in which installments are paid, the installment payment amount shall be determined as follows:

Total Account Balance as of Settlement Date
Life Expectancy from table

(ii)	For each subsequent year, the applicable installment payment amount shall be determined as follows:

Total Remaining Account Balance
        (adjusted for earnings or losses)........
Life Expectancy from table reduced by one
year for each year of installments paid

A Participant who has elected an installment distribution may elect to accelerate payment by requesting a lump sum payment of any remaining Account balance in accordance with procedures established by the Plan Administrator. If a Participant dies before all installments are paid, remaining payments shall be made to such Participant’s Beneficiary by using the same payment method, provided that on Timely Notice such Beneficiary may elect a lump sum payment of the deceased Participant’s remaining Account balance.

        (e)    Right to Defer.   Notwithstanding subsection (a) of this Section 7.2, but subject to the provisions of subsection (b) of this Section 7.2, if the value of the Participant’s vested interests as of the Settlement Date exceeds $5,000, distribution shall be made at the time and in the manner prescribed above only if the Participant consents thereto. If the Participant fails to consent, distribution shall be made, as of any subsequent Valuation Date elected by the Participant upon Timely Notice (but not later than sixty (60) days after the end of the Plan Year in which the Participant attains age seventy and one-half (70½) or actually retires, whichever is later; upon the occurrence of the later of such dates, a distribution shall be made as of a Valuation Date, selected by the Plan Administrator, and occurring on or reasonably soon after such date), in a lump sum payment; provided that distribution shall in all events be completed not later than five (5) years after the date of the Participant’s death. In the event distribution is deferred as provided in the preceding sentence, until distribution the Participant’s or Beneficiary’s interests, as the case may be, under the Trust shall be held and invested in accordance with the Plan and Trust and a Beneficiary shall be entitled to direct investments in the same manner and degree as a Participant. A Participant, whose total Accounts balance is $5,000 or less, may elect to defer payment until after allocation of Employer Contributions for the Plan Year in which his employment terminates.

        (f)    Waiver of Notice.   If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, a distribution may commence less that thirty (30) days after the notice required under Treasury Regulations §1.411(a)-11(c) is given, provided that:

        (1)    the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

        (2)    the Participant, after receiving the notice, affirmatively elects a distribution.

        Section 7.3    Distribution of Dividends.   All cash dividends declared with respect to Common Stock owned by the ESOP Fund shall be paid out to Participants with an Account under the ESOP Fund, and in proportion to the Common Stock, or its equivalent, allocated to such Account. Such dividend shall be paid directly to such Participants or, if first paid to the ESOP Fund, shall be paid, as soon reasonably possible after receipt thereof, by the Trustee to such Participants.

        Section 7.4    Put Option.   In the event any shares of Company Stock in the ESOP Fund are subject to a trading limitation or are not publicly traded when distributed (or become subject to a trading limitation or are not readily tradable on an established market after distribution), such shares of Company Stock will be subject to the put option described below. For purposes of this Section 7.4, a trading limitation is any restriction under federal or state law or regulation or a private agreement that would make the security not as freely tradable as one not subject to such restriction. The put option shall be as follows:

        (a)    The holder (eligible persons under subparagraph (c) below) may put the share to the Company and the Company will purchase the share, except as provided in (f) below.

        (b)    The holder may exercise the put option by notifying the Company in writing the option is being exercised.

        (c)    Only a Participant, the Participant’s donees or Beneficiaries, or a person (including an estate or its distributee) to whom the security passes by reason of a Participant’s death may exercise the put option.

        (d)    The price at which the put option may be exercised shall be the value of the security determined in accordance with Treasury Regulation §54.4975-11(d)(5).

        (e)    The Company shall be permitted to defer payment if adequate security is provided, and the Company Stock is distributed in a lump sum. The deferred payment terms shall be as follows:

(i)	interest will be paid at a rate charged by banks in the geographic area of the Company on commercial loans of similar amount and duration;

(ii)	substantially equal annual installments will commence within thirty (30) days after the put option is exercised;

(iii)	the payment period will end five (5) years after the date the put option is exercised; and

(iv)	the cumulative payments at no time will be less than the aggregate of reasonable periodic payments as of such time.

        (f)    Under no circumstances shall the put option require the Plan and Trust to purchase the shares, although the Plan and Trust will have the option to assume the rights and obligations of the Company.

        (g)    The put option may be exercised for fifteen (15) months after the date on which the security is distributed by the Plan.

        (h)    If the Company Stock distributed from the ESOP Fund is readily tradable on an established market without restriction when distributed but ceases to be so tradable within fifteen (15) months after distribution, the Company Stock will be subject to a put option for the remainder of the fifteen (15) month period beginning with the date the restriction commences. The Company shall notify each security holder in writing on or before the tenth day after the date the security ceases to be so tradable of the terms of the put option.

        (i)    The period during which the put option may be exercised will not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

        (j)    The rights under this Section are nonterminable.

        (k)    Notwithstanding the foregoing, in no event shall the holder’s rights under this Section 7.4 be less than may be required under applicable law and regulations.

        (l)    In the event Company Stock is subject to the put options described above, the Company shall have a right of first refusal with respect to such Company Stock. The holder of such Company Stock shall notify the Company at least fifteen (15) days prior to the date of any sale of any such Company Stock to a third party. The notice shall specify the terms and conditions of such proposed sale. The Company shall have the right, within such fifteen (15) day period, to purchase the Company Stock, on terms no less favorable to the holder than the terms of the bona fide offer by a third party. If the Company does not exercise its right to purchase during the fifteen (15) day period, the holder may proceed with the proposed sale to the third party.

        Section 7.5    Direct Rollover Distributions.   (a)  General.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article VII or Article VIII, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

        (b)    Definitions.  For purposes of this Section 7.5, the following definitions will apply:

        (1)    Eligible Rollover Distribution.   An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); (iii) any hardship distribution described in Code section 401(k)(2)(B)(i)(iv) received after December 31, 1998; and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (2)    Eligible Retirement Plan.   An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

        (3)    Distributee.   A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a QDRO are Distributees with regard to the interest of the Spouse or former Spouse.

        (4)    Direct Rollover.   A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

        (c)    Notice.   The Plan Administrator shall timely provide a Participant or other qualifying individual the notice described in Code section 402(f).

        Section 7.6    Protected Forms of Benefit.   Optional forms of benefit described in Addendum III shall be available to the Participants therein described, and shall apply to the balances in such Participant’s Accounts as therein described, other than ESOP Fund Accounts.

        Section 7.7    Amended Minimum Distribution Requirements.

        (a)    General.   The provisions of this Section 7.7 shall apply for purposes of determining required minimum distributions made under the Plan on or after January 1, 2003, and will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 7.7 will be determined and made in accordance with Treasury Regulations issued under Code section 401(a)(9).

        (b)    Time and Manner of Distribution.   (1)  General.   The entire balance in all of a Participant’s Accounts will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

        (2)    Death of Participant Before Required Beginning Date.   In the event a Participant who is not in pay status dies before the Required Beginning Date, the entire balance in all of such Participant’s Accounts shall be distributed not later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death. This Section 7.7(b)(2) shall apply regardless of whether such Participant has a Designated Beneficiary and regardless of whether such Beneficiary is the Participant’s Surviving Spouse.

        (3)    Death Before Required Beginning Date of Participant in Pay Status.   Solely with regard to those Participants who (i) at the time of death are in pay status and receiving an installment form of distribution under the Plan and (ii) die before the Required Beginning Date, the Beneficiary, if any, of such Participant shall receive the remaining balance in all of such Participant’s Accounts as described in either Section 7.2 or as described in this paragraph (3), whichever shall result in a more rapid rate of distribution.

(i)

Distribution to Designated Beneficiary.   Distributions to a Designated Beneficiary shall begin not later than December 31 of the calendar year immediately following the calendar year in which the Participant dies. The minimum amount distributed to such Designated Beneficiary for each Distribution Calendar Year after the year in which the Participant dies is the quotient obtained by dividing the then balance in the Participant’s Accounts by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary. For this purpose, the Participant’s Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. The Life Expectancy of the Designated Beneficiary is calculated using the age of such Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)

Distributions Where Participant Had No Designated Beneficiary.   If a Participant in pay status dies and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, then the entire balance remaining in such Participant’s Accounts shall be paid no later than December 31 of the calendar year that includes the fifth anniversary of such Participant’s death.

        (4)    Death On or After Required Beginning Date.   The entire balance in the Accounts of a Participant who dies on or after the Required Beginning Date shall be distributed not later than December 31 of the calendar year that includes the fifth anniversary of the Participant’s death; provided, however, if such a Participant is receiving an installment form of distribution under the Plan at the time of death, then the remaining balance in such Participant’s Accounts shall be distributed as provided in Section 7.2 or Section 7.2(b)(3)(i), whichever shall result in a more rapid distribution of the entire balance in such Accounts.

        (5)    Required Minimum Distributions During Participant’s Lifetime.   (i)  General.  Solely with respect to those Participants who are eligible to elect an installment form of distribution under the Plan, the installments paid to such a Participant beginning on the Required Beginning Date shall be determined under either Section 7.2 or as described below, whichever shall produce the most rapid rate of distribution.

(ii)

Determining Minimum Distribution Amount.   During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the quotient obtained by dividing the entire balance in all of the Participant’s Accounts by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations, section 1.401(a)(9)-9, using the Participant’s age as of such individual’s birthday in the Distribution Calendar Year. Said minimum distribution amount will begin with the Participant’s first Distribution Calendar Year, and continue up to and including the Distribution Calendar Year that includes the Participant’s date of death.

        (c)    Definitions.   For purposes of this Section 7.7 the following definitions will apply:

        (1)    Designated Beneficiary.   The individual who is designated as the Beneficiary under Section 2.1(6) and is the Designated Beneficiary under Code section 401(a)(9) and Treasury Regulations, section 1.401(a)(9)-1, Q&A-4.

        (2)    Distribution Calendar Year.   A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.7(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

        (3)    Life Expectancy.   Life Expectancy as computed by use of the Single Life Table in Treasury Regulations, section 1.401(a)(9)-9.

        (4)    Participant’s Account Balance.   The Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

        (5)    Required Beginning Date.   The date specified in Section 7.2.

ARTICLE VIII

WITHDRAWALS DURING EMPLOYMENT AND LOANS

        Section 8.1    Unrestricted Withdrawals.   (a)  Withdrawals from After-tax Deposits.  Upon Timely Notice filed with the Plan Administrator or its delegate, a Participant may, once in each calendar quarter, elect to withdraw all or any portion of the amounts in his or her Accounts which are attributable to After-tax Deposits, excluding any amounts previously withdrawn hereunder. Such distributions shall be made as soon as administratively feasible after proper application is made.

        (b)    Withdrawals from Rollover Accounts.   Upon Timely Notice filed with the Plan Administrator or its delegate, a Participant may, at any time, elect to withdraw all or any portion of the amounts in his or her Accounts which are attributable to Rollovers, excluding any amounts previously withdrawn hereunder. Such distributions shall be made as soon as administratively feasible after proper application is made.

        Section 8.2    Restricted Withdrawals.   (a)  General.  Notwithstanding the fact a Participant is employed by an Employer, on a showing by the Participant of a hardship, which is defined as an immediate and heavy financial need that cannot be met from other resources reasonably available to the Participant, a Participant may be permitted, on Timely Notice, to make a withdrawal from the amounts allocated to his or her Accounts which are attributable to Before-tax Deposits. The amount of the withdrawal that shall be permitted on account of any one hardship shall be the lesser of (1) the Participant’s Before-tax Deposits made to that point in time, increased by amounts described in Treasury Regulations §1.401(k)-1(d)(2)(iii) that were credited to his or her appropriate Account as of December 31, 1988, reduced by the amount of prior hardship distributions, (2) the amount necessary to relieve the Participant’s hardship, and (3) the amount requested by the Participant.

        (b)    Hardship.   For purposes of this Section, a hardship shall be deemed to exist if the distribution is on account of:

(i)	Medical expenses incurred by the Participant, the Participant’s Spouse, or any dependent of the Participant;

(ii)	Purchase of a principal residence for use by the Participant;

(iii)	Payment of tuition for the next semester or quarter of post-secondary education for the Participant or the Participant’s Spouse, children or other dependents;

(iv)	The need to prevent eviction or foreclosure with respect to the Participant’s principal residence; or

(v)

Other events provided for in rulings, notices or other documents published by the Commissioner of Internal Revenue, or as determined by the Plan Administrator, on a uniform and nondiscriminatory basis, to be an immediate and heavy financial need, based on the particular facts and circumstances relevant to a Participant’s situation.

The Plan Administrator may require such proof, as it deems appropriate, from the Participant to evidence the existence of such hardship.

        (c)    Financial Need.   To demonstrate that a need cannot be met from other resources, the Participant may be required to provide such documents or information as the Plan Administrator may require and to certify the need cannot be relieved (i) through reimbursement from insurance, (ii) by reasonable liquidation of assets, (iii) by cessation of Deposits under the Plan, or (iv) by other withdrawals under or loans from this or any other plan or a loan from a commercial lender, on reasonable terms.

        (d)    Effect of Withdrawal.   Except as otherwise described herein, hardship withdrawals shall be drawn only from the Participant’s Before-tax Deposits Account, exclusive of earnings thereon. In the event of a hardship withdrawal, the Participant’s Deposits shall be suspended for a period of twelve (12) months following such withdrawal, and the amount which the Participant may contribute as Before-tax Deposits for the Plan Year following such withdrawal shall not exceed the amount described in Section 3.2(c)(i), reduced by the amount of the Participant’s actual Before-tax Deposits for the Plan Year in which the withdrawal occurred.

        (e)    Time for Payment.   Hardship distributions shall be made as soon as administratively feasible after the withdrawal is duly approved.

        Section 8.3    Miscellaneous.   In the event of the death of a Participant after an election to make a withdrawal under Section 8.1 or 8.2, but prior to distribution thereof, the withdrawal election shall be deemed revoked.

        Section 8.4    Loans to Participants.   (a)  General.  Upon written application made on Timely Notice to the Plan Administrator, a Participant who is currently Employed may borrow from the balances in his or her Accounts attributable to After-tax Deposits, Before-tax Matched Deposits, Before-tax Unmatched Deposits, Rollovers, Qualified Discretionary Contributions, Qualified Matching Contributions and Employer Matching Contributions, other than any such contributions allocated to the Participant’s Account under the ESOP Fund, whether so allocated under the Plan or Prior Plans. A Participant may request a loan for purposes of purchasing a principal residence for his or her use, or for the payment of tuition expenses for the post-secondary education of the Participant, the Participant’s Spouse or children. The amount of any loan to a Participant hereunder shall not be less than $1,000 nor more than $50,000; provided that the maximum principal amount of any outstanding loan shall not exceed fifty percent (50%) of the aggregate value of all of the Participant’s loanable account balances. No person who has two (2) outstanding loans, regardless of the amounts of such loans, shall be eligible for an additional loan until at least one (1) such loan is fully repaid.

        (b)    Sequence of Accounts.   From the Account balances available for loans, funds for any loan shall be drawn first from the balances in the Participant’s Accounts attributable to any After-tax Deposits. If such balances are not sufficient to provide for the full amount of the loan, the remainder shall be drawn from, and in the order of, the Participant’s Before-tax Deposits, Rollovers, Qualified Discretionary Contributions and Employer Matching Contributions.

        (c)    Loan Terms.   Each loan shall (i) in accordance with Department of Labor Regulation §2550.408b-1, bear interest at a rate commensurate with interest rates charged on similar commercial loans, (ii) be made for the period, as requested by the Participant, not to exceed sixty (60) months, (iii) require payments of principal and interest on at least a quarterly basis by means of payroll deduction, with substantially level amortization, and (iv) be subject to such other terms and conditions as the Plan Administrator may determine. The terms and conditions of each loan shall be incorporated in a promissory note executed by the borrowing Participant.

        (d)    Segregated Account.   Amounts loaned pursuant to this Section shall not share in the allocations of Investment Fund earnings under Section 6.2, but shall be investments solely for the Accounts of the borrower and shall be treated as a segregated Account of the Trust, which Account shall serve as security for the loan repayment. Except to the extent required by USERRA or as determined in the sole discretion of the Plan Administrator with respect to a Participant who is on an approved leave of absence of not longer than a year, either without pay or at a rate of pay less than the amount of the loan installment payments, if the borrower does not repay the loan in accordance with its terms and conditions, or fails to cure any default within three (3) months after receiving notice thereof, the Plan Administrator may direct that the borrower’s Accounts used as security for the loan shall be charged, in the order listed in subsection (b) above, for the total amount of the loan or any part thereof (including accrued interest), with such amount being treated as a distribution of that portion of such Accounts, to the extent such treatment does not violate applicable provisions of the Code or ERISA (e.g., premature distribution of a Before-tax Deposit).

        (e)    Limit on Withdrawals.   Notwithstanding the provisions of Sections 8.1 and 8.2, a Participant shall not be entitled to make any withdrawal hereunder to the extent such withdrawal requires distribution of loanable account balances then outstanding in the form of loans. However, following a Participant’s termination of employment, the notes evidencing outstanding loans may be distributed to a Participant or Beneficiary in full satisfaction of any remaining indebtedness, unless the Participant continues to make payments on such loan at the same times and in the same amounts as payments were made by payroll withholding during the Participant’s employment.

        (f)    Administration.   The Plan Administrator shall administer this loan program in accordance with ERISA section 408(b)(1) and shall adopt written procedures for the administration of Participant loans. Such procedures shall:

(i)	describe the persons responsible for administering the loan program;

(ii)	describe procedures for applying for loans;

(iii)	describe the basis on which loans are approved or denied;

(iv)	describe the limits, types, and amounts of loans offered;

(v)	state the procedures for determining a reasonable rate of interest;

(vi)	describe the types of collateral which will be used to secure loans; and

(vii)	describe the events constituting default and what will happen upon default.

ARTICLE IX

PLAN ADMINISTRATION

        Section 9.1    Plan Administrator.   The Company, through a committee or through other designated officers or agents, shall be the Plan Administrator for all purposes under ERISA, and shall have the exclusive responsibility for the administration and operation of the Plan and shall have the power to take any action necessary or appropriate to carry out such responsibilities. The duties of the Plan Administrator shall include, but not be limited to, the following:

(i)	to prescribe, require and use appropriate forms or other methods of communication;

(ii)	to formulate, issue and apply rules and regulations;

(iii)	to prepare and file reports, notices and any other documents relating to the Plan which may be required by law;

(iv)	to interpret and apply the provisions of the Plan;

(v)	to make appropriate determination calculations;

(vi)	to authorize and direct benefit payments.

In exercising these powers and duties, and other powers and duties granted under the Plan or Trust to the Plan Administrator, the committee and each delegate of the Company is granted such discretion as is appropriate or necessary to carry out the duties and powers so delegated. This discretion necessarily follows from the fact that the Plan and related documents do not, and are not intended to, prescribe all rules necessary to administer the Plan or anticipate all circumstances or events which may arise in the course of such administration.

        Section 9.2    Delegation of Authority and Responsibility.   If the Plan Administrator delegates powers and duties to a committee, the committee may delegate certain of its powers to any one committee member or to a person employed by an Employer under such terms and conditions as may be specified by the committee. It is expressly provided, however, that the Plan Administrator shall retain full and exclusive authority and responsibility for and respecting any plan administration activities, and nothing contained in this Section 9.2 shall be construed to confer upon any such individual any discretionary authority or control respecting the administration or operation of the Plan.

        Section 9.3    Use of Professional Services.   In administering the Plan, the Plan Administrator may obtain the services of such attorneys, actuaries, accountants or other persons it deems appropriate, any of whom may be the same persons who are providing other services to an Employer.

        Section 9.4    Fees and Expenses.   Committee members or other delegates who are employees of an Employer shall serve without compensation but shall be reimbursed for all reasonable expenses incurred in performing delegated duties. All such expenses shall be paid from the Trust unless the Company, in its sole discretion, elects to pay them.

        Section 9.5    Communications.   All requests, claims, appeals, elections and other communications to the Plan Administrator shall be in writing and shall be made by transmitting the same electronically, if allowed by the Plan Administrator, or via the U.S. Mail, certified, return receipt requested, addressed as follows:

Pentair, Inc. 5500 Wayzata Boulevard, Suite 800 Golden Valley, Minnesota 55416 Attn: Vice President of Human Resources

ARTICLE X

CLAIMS FOR BENEFITS

        Section 10.1    Introduction.   This Section describes the procedures by which a person may bring a good faith claim for benefits under the Plan and how such a claim will be handled. This Section constitutes the Plan’s claim procedures within the meaning of ERISA section 503.

        Section 10.2    Review by Plan Administrator.   (a)  Filing Claims.  A Participant or Beneficiary (or a person who in good faith believes he or she is a Participant or Beneficiary, i.e., a “claimant”) who believes he or she has been wrongly denied benefits under the Plan may file a written claim for benefits with the Plan Administrator. Although no particular form of written claim is required, no such claim shall be considered unless it provides a reasonably coherent explanation of the claimant’s position. If the Plan Administrator receives an incomplete claim, it shall so advise the claimant and request the claimant to more fully explain the nature of the claim.

        (b)    Decision on Claim.   The Plan Administrator shall in writing approve or deny the claim within sixty (60) days of receipt, provided that such sixty (60) day period may be extended by not more than an additional ninety (90) days for reasonable cause by notifying the claimant and indicating the circumstances which require such extension and the date by which a decision with respect to the claim is expected to be made. If the claim is denied, in whole or in part, the Plan Administrator shall provide adequate notice in writing to the claimant, setting forth the following:

        (1)    the specific reason or reasons for the denial;

        (2)    a specific reference to the pertinent Plan provisions on which the denial is based;

        (3)    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

        (4)    the steps to be taken if the claimant wishes to appeal the decision to the Appeals Committee.

        Section 10.3    Appeal of Denied Claim.   (a)  Filing Appeals.  A claimant whose claim has been denied in whole or in part may appeal such denial to the Appeals Committee by filing a written appeal with the Plan Administrator within sixty (60) days of the date of the denial. A decision of the Plan Administrator which is not appealed within the time herein provided shall be final and conclusive as to any matter which was presented to the Plan Administrator.

        (b)    Rights on Appeal.   A claimant (or a claimant’s duly authorized representative) who appeals the Plan Administrator’s decision shall, for the purpose of preparing such appeal, have the right to review any pertinent Plan documents, and submit issues and comments in writing to the Appeals Committee.

        (c)    Decision by Appeals Committee.   The Appeals Committee shall make a final and full review of any properly appealed decision of the Plan Administrator within sixty (60) days after receipt of the appeal, provided that such period may be extended by not more than an additional sixty (60) days for reasonable cause by notifying the claimant and indicating the circumstances which require such extension and the date by which a decision with respect to the claim is expected to be made. The Appeals Committee’s decision shall be in writing and shall include specific reasons for its decisions and specific references to the pertinent Plan provisions on which its decision is based.

        Section 10.4    Appointment of Appeals Committee.   Subject to their acceptance thereof, the Plan Administrator shall appoint at least two (2) individuals to serve on the Appeals Committee. The Appeals Committee may be a standing committee or an ad hoc committee appointed for hearing a particular claim. To the extent reasonably possible, no individual who was materially involved in the Plan Administrator’s review of, or decision on, the initial claim shall be so appointed.

ARTICLE XI

AMENDMENTS AND TERMINATION

        Section 11.1    Amendments and Termination.   (a)  General.  While it is intended that the Plan shall continue in effect indefinitely, the Board may from time to time modify, alter or amend the Plan or the Trust, provided that no amendment affecting the rights, duties or responsibilities of the Trustee may be made without the Trustee’s consent. The Board may at any time order the temporary suspension or complete discontinuance of Employer Contributions or other contributions or may terminate the Plan, provided, however, that

        (i)    no such action shall make it possible for any part of the Trust assets (except such part as is used for the payment of expenses) to be used for or diverted to any purpose other than for the exclusive benefit of Participants or their Beneficiaries and the defraying of the reasonable expenses of administering and winding up the Plan and Trust,

        (ii)    no such action shall adversely affect the rights or interests of Participants theretofore vested under the Plan,

        (iii)    in the event of termination of the Plan or complete discontinuance of Employer Contributions hereunder, all rights and interests of Participants not theretofore vested shall become vested as of the date of such termination or complete discontinuance.

If the Plan is completely terminated and there are unallocated shares of Company Stock in a Suspense Account, the Trustee shall redeem or sell all such shares and use the proceeds to meet Exempt Loan obligations. In the redemption or purchase of such shares by the Company, the Company shall be entitled to an offset against the redemption or purchase price paid to the Trustee to the extent the Company has been required to make payments under any guaranty of Exempt Loan obligations following a default by the Trustee in meeting Exempt Loan payments.

        (b)    Amendments to Comply with Applicable Law.   Nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or Trust which is required to comply with the provision of any applicable law or regulation relating to the establishment or maintenance of this Plan and Trust including, but not limited to, the establishment and maintenance of the Plan or Trust as a tax-qualified employee plan or trust under the Code, even though such modification, alteration or amendment is made retroactively, or adversely affects the rights or interests of a Participant under the Plan.

ARTICLE XII

MISCELLANEOUS

        Section 12.1    Non-Guarantee of Employment.   Nothing contained in this Plan shall be construed as a contract of employment between an Employer and a Participant, or as a right of any Participant to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any Participant with or without cause.

        Section 12.2    USERRA.   Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

        Section 12.3    Internal Revenue Service Approval.   The adoption of this Plan document is contingent upon and subject to obtaining such approval of the Commissioner of the Internal Revenue Service as may be necessary to establish the deductibility for federal income tax purposes of any and all employer contributions made under the Plan, and the Plan’s and Trust’s qualification for income tax exemption under Code sections 401 and 501(a), respectively.

        Section 12.4    Rights to Trust Asset.   (a)  Rights of Participants.  No Participant or any other person shall have any right to, or interest in, any part of the Trust assets upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the amounts due and payable to such person out of Trust assets. All payments provided for in this Plan shall be made solely out of Trust assets and neither the Employers, the Trustee, nor the Plan Administrator shall be liable therefor in any manner.

        (b)    Rights of Employers.   Except as otherwise expressly provided under the Plan and Trust and to the extent permitted under applicable law, Employers shall have no beneficial interests of any nature whatsoever in any Employer Contributions after the same have been received by the Trustee, or in the assets, income or profits of the Trust or any part thereof.

        Section 12.5    Requirement of Proof.   In discharging their duties and responsibilities under the Plan, the Plan Administrator or other fiduciary may require proof of any matter concerning this Plan, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until such proof is furnished.

        Section 12.6    Non-Recommendation of Investment.   The availability of any security hereunder shall not be construed as a recommendation to invest in such security. The decision as to the choice of investment of available Account balances among the Investment Funds is made solely by each Participant or Beneficiary, as the case may be, and no officer or employee of any Employer or the Trustee is authorized to make any recommendation with respect to such investment decisions.

        Section 12.7    Indemnification.   The Company shall indemnify each Employer or member of an administrative committee or the Board to whom Plan administration duties have been delegated and hold each of them harmless from the consequences of his or her acts or conduct in an official capacity, if such individual acted in good faith and in a manner reasonably believed to be solely in the best interests of the Participants and their Beneficiaries, and with respect to any criminal action or proceeding had no reasonable cause to believe such conduct was unlawful. Such indemnification shall cover any and all attorneys’ fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent such amounts are not paid to such person(s) under the Company’s fiduciary insurance policy and are actually and reasonably incurred by such person(s).

        In no event shall this Section 12.7 be construed to require the Company to indemnify third parties with whom it may contract to perform administrative or investment management duties or to indemnify the Trustee to any extent beyond what may be required under such contract or the Trust agreement, respectively.

        Section 12.8    Selection of Investments.   Except to the extent it may be subject to the direction of the Named Fiduciary or the instruction of an Investment Manager appointed by the Named Fiduciary, the Trustee shall have the sole discretion to select investments for the various funds provided for herein.

        Section 12.9    Non-Alienation.   (a)  General.  Except as otherwise provided in subsection (b) or as allowed under Code section 401(a)(13), no right or interest of any Participant or Beneficiary in the Plan and the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.

        (b)    QDROs.   Notwithstanding anything herein to the contrary, the Plan Administrator shall recognize and give effect to a QDRO with respect to child support, alimony payments, or marital property rights if it determines such order meets the applicable requirements of Code section 414(p). If a QDRO so directs, distribution may be made to an alternate payee designated in such order at a time not otherwise permitted for distribution to the Participant. The Plan Administrator shall establish procedures concerning the notification of interested parties, the determination of the validity of such orders, the determination of the source of funds to be used to provide for distribution pursuant to such orders, and such other issues as may be necessary or appropriate to deal with QDROs in a uniform and non-discriminatory manner.

        Section 12.10    Facility of Payment.   If the Plan Administrator shall determine a Participant or Beneficiary entitled to a distribution hereunder is incapable of caring for his or her own affairs because of illness or otherwise, it may direct that any distribution from such individual’s Accounts may be made, in such shares as it shall determine, to the Spouse, child, parent or other blood relative of such Participant, or Beneficiary, or any of them, or to such other person or persons as the Plan Administrator may determine, until such date as it may determine such incapacity no longer exists. The Plan Administrator shall be under no obligation to see to the proper application of the distributions so made to such person or persons and any such distribution shall be a complete discharge of any liability under the Plan to such Participant, or Beneficiary, to the extent of such distribution.

        Section 12.11    Requirement of Releases.   If in the opinion of the Plan Administrator, any present or former Spouse, dependent of a Participant or other person shall by reason of the law of any jurisdiction or otherwise appear to have any interest in Plan benefits that may become payable to such Participant or with respect to a deceased Participant, the Plan Administrator may direct that such benefits be withheld pending receipt of such written releases as it deems necessary to prevent or avoid any conflict or multiplicity of claims with respect to the payment of such benefits.

        Section 12.12    Board Action.   Any action which is required or permitted to be taken by the Board under the Plan may be taken by the Compensation and Human Resources Committee of the Board or any other authorized committee of the Board.

        Section 12.13    Transfers from Other Qualified Plans.   There may be transferred to and deposited with the Trustee to be held, invested and distributed in accordance with the provisions of the Plan and as an integral part of the assets held by the Trustee thereunder, assets subject to any other plan qualified under Code section 401(a), as amended, which is maintained by an Employer and is merged into the Plan. Such transfer and merger shall be affected on such other terms and conditions as may be determined by the Board.

        Section 12.14    Mergers, Consolidations and Transfer of Plan Assets.   (a)  General.  In the case of any merger or consolidation with, or transfer of assets or liabilities to or from any other plan, each Participant in the Plan must be entitled (if the Plan then terminated) to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

        (b)    Reduction of Accrued Benefit.   No provision of the Plan shall be construed or applied so as to result in a decrease of the accrued benefit (within the meaning of Code section 411(d)(6)) which any Participant had under the 1994 Prior Plan or under any other plan merged, in whole or in part, with the Plan.

        Section 12.15    Fiduciaries.   Any person may serve in more than one fiduciary capacity with respect to the Plan. Any fiduciary hereunder, as an individual, may employ such legal, actuarial, accounting or other assistance as may be deemed necessary to fulfill such individual’s obligations hereunder.

        Section 12.16    Unclaimed Benefits.   In the event any person who is entitled to benefits hereunder cannot be located despite reasonable and diligent efforts to do so, then such person’s benefits shall be automatically forfeited as of the last day of the Plan Year next following the year in which such benefits became payable and used to defray Plan expenses; provided, however, in the event such person subsequently makes a claim for such forfeited benefits prior to the termination of the Plan, such benefits shall be reinstated.

        Section 12.17    Computational Errors.   In the event mathematical, accounting, or similar errors are made in processing or paying a benefit under the Plan, the Plan Administrator may make such equitable adjustments as it deems appropriate (which may be retroactive) to correct such errors.

        Section 12.18    Communications.   The relevant Named Fiduciary, as to the function or authority concerned, shall prescribe such forms of communication, including forms for benefit application and the like, with respect to the Plan and Fund as it deems appropriate. Except as otherwise prescribed by such fiduciary or otherwise provided by governing statute or regulation, any such communication and assent or consent thereto may be handled by electronic means.

        Section 12.19    Bonding.   Each fiduciary and each other person who handles assets of the Plan shall be bonded to the extent and in the manner required by ERISA.

        Section 12.20    Top-Heavy Rules.   Notwithstanding any provision to the contrary herein, the Plan shall comply with the provisions of Code section 416. The Plan provisions reflecting such Code section are set forth in Addendum II.

ARTICLE XIII

TRANSITIONAL RULES AND AMENDMENTS TO
COMPLY WITH TAX AND PENSION LAW CHANGES

        Section 13.1    Background.   The Plan is effective January 1, 2001 (i.e., the “effective date”) and reflects the relevant requirements of the Internal Revenue Code of 1986, as amended through the Community Renewal Tax Relief Act of 2000. Certain tax and pension law changes became effective for the 1994 Prior Plan before January 1, 2001. Such changes were timely implemented in practice as part of the administration of such Prior Plan. In accordance with the provisions of Code section 401(b), and Treasury Regulations and IRS rulings issued thereunder, such changes may be formally adopted by the end of the applicable remedial amendment period, effective back to the date such changes became effective. This Article amends the 1994 Prior Plan as necessary to reflect such changes, as well as other Plan changes not covered in Article XIV with an effective date after January 1, 2001.

        In accordance with applicable Treasury Regulations, the retroactive adoption of these changes shall not void or adversely affect any act or omission in administering a Prior Plan, which occurred prior to the time such regulations become fully effective, to the extent any such act or omission constituted a reasonable interpretation of an applicable Code section.

        Section 13.2    Rules of General Application.   (a)  Employees.  Except as otherwise provided, this Plan shall apply to each Employee who completes at least one (1) Hour of Service on or after the effective date, and any other Employee who terminates employment on or after the effective date.

        (b)    Other Participants and Beneficiaries.   This Plan shall apply to individuals (and the Beneficiary of any such individual) not described in Section 13.2(a) who were participants as of December 31, 2000 under the 1994 Prior Plan and who were not then receiving benefits under or pursuant to such plan. Except as otherwise expressly provided in this Article, the rights and entitlements of such individuals under the Plan shall be determined under the 1994 Prior Plan as in effect when such rights and entitlements were finally established.

        (c)    Account Balances.   In no event shall a Participant’s Account balances as of the effective date be less, solely as a result of the adoption of the Plan, than his or her Account balances as of December 31, 2000 under any Prior Plan.

        Section 13.3    Transitional Rule to Reflect Change to Code Section 401(a)(9)   (a)  General.  The 1994 Prior Plan reflected the provisions of Code section 401(a)(9) as in effect before the Small Business Jobs Protection Act of 1996 and in particular the definition of the “required beginning date” as then in effect. As a result, under said Prior Plan, a Participant was entitled to commence receiving retirement benefits by April 1 of the calendar year after he or she attained age seventy and one-half (70-1/2) even though the Participant had not retired or otherwise terminated employment and, but for the provisions required to reflect Code section 401(a)(9), payment of retirement benefits would not have commenced before the Participant retired or otherwise terminated employment. This Plan reflects Code section 401(a)(9) as amended by such

Act. The 1994 Prior Plan is hereby amended effective January 1, 1997 to incorporate by reference the provisions of the Plan reflecting Code section 401(a)(9), as amended by the Act.

        (b)    Retention of Old Rule.   In accordance with pronouncements issued by the Internal Revenue Service, the Code section 401(a)(9) provisions of the 1994 Prior Plan as in effect on December 31, 1996 shall continue to apply to a Participant who attained age seventy and one-half (70-1/2) before January 1, 1997 except such a Participant who attained such age in 1996 and had not retired or otherwise terminated employment as of December 31, 1996.

        Section 13.4    USERRA Effective Date.   The provisions of Sections 2.4(c) and 12.2 are effective with respect to any Participant under the 1994 Prior Plan who, following a period of military service, returned to employment with an Employer on or after December 12, 1994.

        Section 13.5    Compensation.   The definition of Compensation as provided in Section 2.1(12) is effective for all purposes under the 1994 Prior Plan beginning January 1, 1998.

        Section 13.6    Family Aggregation Rules.   The 1994 Prior Plan is hereby amended effective as of January 1, 1997 to eliminate those sections which applied the family aggregation rules of Code section 401(d).

        Section 13.7    Hardship Distribution Treated as Eligible Rollover Distribution.   Effective January 1, 1999, no hardship distribution made under the 1994 Prior Plan shall be treated as an Eligible Rollover Distribution as that term is defined in Section 7.5, and both the Plan and the 1994 Prior Plan have been operated in compliance with this change since that date.

        Section 13.8    Leased Employee.   The provisions of Section 2.4(d), which contains coverage provisions applicable to Leased Employees under the Plan, are effective as of January 1, 1997, and the 1994 Prior Plan is hereby so amended.

        Section 13.9    Highly Compensated Employees.   The definition of Highly Compensated Employee found in Section 2.1(27) is effective as of January 1, 1997, and the 1994 Prior Plan is hereby amended effective as of such date to incorporate this definition. For purposes of applying this definition, the Company has made neither the top-paid group election nor the calendar year data election as permitted under applicable Treasury Regulations and other guidance issued by the Internal Revenue Service.

        Section 13.10     Discrimination Testing.   The provisions of Article III relating to data used to complete discrimination tests and the method for refunding excess contributions are effective as of January 1, 1997 and Articles III and IV of the 1994 Prior Plan are hereby so amended. For purposes of completing such testing, the Company has elected to use the current year testing method, and has operated the Plan in compliance with such testing method since the effective date herein stated.

        Section 13.11    Amendments Effective January 1, 2002.   (a)  Before-tax Deposits.  Effective January 1, 2002, Section 3.2(a) is hereby amended to provide that each Participant may designate a rate of Before-tax Deposits in percentages from one percent (1%) to twenty-five percent (25%) of Compensation, subject to the other relevant provisions of Article III.

        (b)    After-tax Deposits.   Effective January 1, 2002, Section 3.3(a) is hereby amended to provide that each Participant may designate a rate of After-tax Deposits in percentages from one percent (1%) to fifteen percent (15%) of Compensation, subject to the other relevant provisions of Article III.

        (c)    Suspension of Deposits.   Effective January 1, 2002, the provisions of Sections 3.6 and 8.2(d) which require suspension of a Participant’s Deposits when a hardship withdrawal pursuant to Section 8.2 is made shall not apply with respect to any hardship withdrawal made on or after such date.

        (d)    Dividends.   Effective with respect to cash dividends declared on or after January 1, 2002, Section 7.3 is hereby amended to provide that dividends payable on Company Stock allocated to the ESOP Fund shall be retained in such fund and used to purchase additional shares of Company Stock; provided, however, each affected Participant may, upon Timely Notice, elect to directly receive payment of such dividends in cash and, with Timely Notice, may elect to revoke a prior election to directly receive such dividends. Any such election, regardless of when made, shall apply to all shares of Company Stock allocated to a Participant’s Account under the ESOP Fund as of the relevant dividend record date established by the Company.

        (e)    Definition of Retirement.   Effective January 1, 2002, Section 2.1(42) is hereby deleted and the following substituted therefor:

(42) “Retirement” is an individual’s termination of employment from an Employer (other than by reason of death or Total and Permanent Disability) on or after the attainment of age fifty-five (55).

        (f)    Hour of Service Equivalency.   Effective January 1, 2002, Section 2.3 is hereby amended to provide that, in those cases where records are not kept or available, an individual shall be credited with forty-five (45) Hours of Service for each week the individual must be credited with at least one (1) Hour of Service. In the event a computation period for determining the completion of a Year of Eligibility Service includes January 1, 2002, and an hour of service equivalency is used to determine whether an Employee has completed such a year of service, the equivalency used shall be the one described in this paragraph (f) or the one in effect during 2001 (but not a combination of such equivalencies), whichever is more beneficial to the Employee concerned under the circumstances.

        (g)    Hardship Withdrawals.   Effective with respect to hardship withdrawals made under Section 8.2 on or after June 1, 2001, a hardship shall be deemed to exist if the distribution is on account of:

(i)	Medical expenses incurred by the Participant, the Participant’s Spouse, or any dependent of the Participant;

(ii)	Purchase of a principal residence for use by the Participant;

(iii)	Payment of tuition for the next semester or quarter of post-secondary education for the Participant or the Participant’s Spouse, children or other dependents;

(iv)	The need to prevent eviction or foreclosure with respect to the Participant’s principal residence;

(v)	Payment of funeral expenses for a member of the Participant’s immediate family;

(vi)	Payment of legal expenses incurred by a Participant to obtain a divorce;

(vii)	Payment to a Participant for replacement of an item lost as a result of an uninsured property loss;

(viii)	Payment of adoption expenses incurred by a Participant; or

(ix)	Other events provided for in rulings, notices or other documents published by the Commissioner of Internal Revenue.

        (h)    Participant Loans.   The Plan Administrator shall apply Treasury Regulations §1.72(p)-1 to all deemed distributions of Participant loans on or after January 1, 2002.

ARTICLE XIV

AMENDMENT OF PLAN FOR EGTRRA

        Section 14.1    Introduction.   This Article XIV is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. To the extent inconsistent with other Plan provisions, the provisions of this Article XIV shall supersede such provisions.

        Section 14.2    Code Section 415 Limits.   (a)  General.  Except to the extent allowed under Addendum I to the Plan and Code section 414(v), if applicable, effective January 1, 2002, the Annual Additions that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(i)	$40,000, adjusted as provided in Code section 415(d) for increases in the cost-of-living, or

(ii)	one hundred percent (100%) of the Participant’s Limitation Compensation, within the meaning of Code section 415(c)(3), for such Limitation Year.

Said compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

        Section 14.3    Limit on Compensation.   Effective January 1, 2002, the Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, adjusted as provided in Code section 401(a)(17)(B) for cost-of-living increases. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year.

        Section 14.4    Top-Heavy Rules.   (a)  General.  Effective January 1, 2002, this Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code section 416(g) and whether the Plan satisfies the minimum benefits requirements of Code section 416(c). This Section amends Addendum II of the Plan.

        (b)    Determination of Top-Heavy Status.   (1)  Definition of Key Employee.  Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was (i) an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), (ii) a five percent (5%) owner of the Employer, or (iii) a one percent (1%) owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance issued thereunder.

        (2)    Valuation of Accrued Benefit under Defined Contribution Plan.   For purposes of determining either the present value of an Employee’s accrued benefit in a Defined Benefit Plan or an Employee’s interest in a Defined Contribution Plan, the present value of such accrued benefit, or the amount of such Employee’s account balances, as the case may be, shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.” For this purpose, the accrued benefits and accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the Determination Date shall not be taken into account.

        (3)    Minimum Benefits.   Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. Employer Matching Contributions used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

        Section 14.5    Direct Rollover of Plan Distributions.   (a)  Eligible Retirement Plan.  For purposes of Section 7.5, effective January 1, 2002, an Eligible Retirement Plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a QDRO.

        (b)    Treatment of Hardship Distributions.   For purposes of said Section 7.5, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

        (c)    Rollover of Voluntary After-Tax Distributions.   For purposes of said Section 7.5, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of voluntary after-tax contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

        Section 14.6    Rollovers from Other Plans.   Beginning January 1, 2002, and subject to the other provisions of Section 3.8, the Plan will accept rollover contributions and direct rollovers from (i) a qualified plan described in Code sections 401(a) or 403(a), including after-tax employee contributions, (ii) an annuity contract described in Code section 403(b), (iii) an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will also accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income.

        Section 14.7    Rollovers Disregarded in Involuntary Cash-Outs.   For purposes of Section 7.2(e), effective with respect to involuntary cash-outs made on or after January 1, 2002, the value of a Participant’s Accounts shall be determined without regard to that portion of the Account balance attributable to a Rollover received after December 31, 2001 (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s Accounts as so determined is $5,000 or less, Plan provisions concerning distribution of total Account balances of $5,000 or less shall be applied.

        Section 14.8    Repeal of Multiple Use Test.   Effective January 1, 2002, the multiple use test described in Treasury Regulation §1.401(m)-2 and Article III shall cease to apply.

        Section 14.9    Limits on Elective Deferrals.   (a)  General Limit.  No participant shall be permitted to authorize elective deferrals under this Plan, or any other qualified plan maintained by an Employer during any taxable year, in excess of the dollar limitation contained in Code section 402(g) as in effect for such taxable year, except to the extent permitted under paragraph (b) below and Code section 414(v), if applicable.

        (b)    Catch-Up Contributions.   Effective January 1, 2002, all employees who are eligible to authorize Before-tax Deposits under the Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions of from one percent (1%) to ten percent (10%) of Compensation in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy such provisions as implement the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

        Section 14.10    Suspension from Participation Following Hardship Distribution.   A Participant who, pursuant to Section 8.2, receives a distribution on account of hardship on or after January 1, 2002 shall be prohibited from making Deposits under this and all other plans maintained by an Employer for six (6) months after receipt of the distribution.

        Section 14.11    Distribution Upon Severance From Employment.   Effective January 1, 2002, a Participant’s Accounts attributable to Before-tax Deposits and Qualified Discretionary Contributions (or any other contributions used to satisfy the 401(k) discrimination tests) and the earnings attributable to such Accounts shall, subject to the other provisions of the Plan regarding distributions, be distributable on account of the Participant’s severance from employment, regardless of whether such severance from employment occurred before or on or after such date.

_________________

        The undersigned, by authority of the board of directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc.

PENTAIR, INC.

Dated: _________________________	By: _______________________________________
Its Assistant Secretary

SCHEDULE 1

COMPENSATION

Items Included	Items Excluded

Base salary or wages before deferrals for:
•   401(k) plan before-tax employee contributions;
•   Section 125 plan (flexible benefit, cafeteria plan)
     pre-tax employee contributions; and
•   Section 132(f)(4) plan (transportation benefit plan)
pre-tax employee contributions	Cash payments made and property or rights in property other than cash granted under or pursuant to the Pentair, Inc. Omnibus Stock Incentive Plan

Special awards under the Pentair, Inc. Management Incentive Plan

Pentair, Inc. Employee Stock Purchase and Bonus Plan employer bonus contributions Pentair, Inc. Management Incentive Plan bonus	Amounts contributed to (e.g., deferred salary) or received under or pursuant to non-qualified deferred compensation arrangements including, but not limited to the Pentair, Inc. Non-Qualified Deferred Compensation Plan (i.e., the Pentair, Inc. RSIP Annual bonuses Sidekick Plan)
Annual bonuses
Hiring Bonus
Gain-sharing payments
Severance Pay
Profit-sharing payments
Moving expense reimbursements and related allowances
Sales commissions
Employee business and car expense reimbursements
Shift differential pay
Tuition reimbursement
Overtime pay
Adoption assistance payments
Vacation pay
Computer hardware and software purchase reimbursements
Holiday pay
Foreign duty pay enhancements
Sick leave pay
Non-taxable portion of Pentair, Inc. Perquisites Program
Bereavement pay
Jury duty pay	Except as expressly included in the column headed “Items Included,” all contributions (other than after-tax employee contributions) to and all benefits received under a tax-qualified plan
Military pay

Short-term disability benefits

Taxable cash portion of Pentair, Inc. Perquisites Program

SCHEDULE 2

EMPLOYEES NOT COVERED
BY THE PLAN AS OF JANUARY 1, 2001

Employer	Excluded Employees

Lincoln Industrial Corporation	Employees who are members of or represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, Unit Local No. 691 (“UAW”)

Electronic Enclosures, Inc.	Employees who are members of or represented by the Amalgamated Local 1612 International Union, United Automobile, Aircraft and Agricultural Implement Workers of American (“UAW”)

ADDENDUM I

CODE SECTION 415 LIMITS

        Section 1.1    General.   This Addendum describes the limits required under the Code on the amount of Annual Additions that may be allocated to a Participant for a year. Notwithstanding any other Plan provision, in no event shall a Participant receive or be entitled to receive an Annual Addition under the Plan in excess of such limits.

        The limits described herein are solely intended to reflect the requirements of Code section 415. Therefore, except as expressly provided herein, this Addendum shall not be construed or applied in such a manner as to limit Plan benefits to any extent not required under Code section 415.

        Except as otherwise indicated, Section and other cites herein are to Sections of this Addendum.

        Section 1.2    Definitions.   Unless the context clearly or necessarily indicates the contrary, when capitalized the following words and phrases shall have the following meanings when used in this Addendum.

(1)

“Annual Additions” are all Deposits and Employer Contributions that would be made on behalf of a Participant for a Limitation Year, but for the provisions of this Addendum; provided, however, that for any Limitation Year in which no more than one-third of the Employer Contributions used to repay an Exempt Loan is allocated to Highly Compensated Employees, the amount of such contributions applied to payment of interest on the Exempt Loan shall not constitute an Annual Addition.

(2)	“Combined Defined Benefit Plans” are all Defined Benefit Plans maintained (or formerly maintained) by the Employer.

(3)	“Combined Defined Contribution Plans” are all Defined Contribution Plans maintained (or formerly maintained) by the Employer.

(4)	“Employer” has the same meaning as under Article II, except that such definition shall be applied by taking into account the provisions of Code section 415(h).

(5)

“Limitation Compensation” is all remuneration described in Reg. § 1.415-2(d)(2) paid in a Limitation Year, and which is not described in Reg. § 1.415-2(d)(3), except that Reg. § 1.415-2(d)(3) shall be applied by taking into account Code section 415(c)(3)(D) (i.e., under the Small Business Jobs Protection Act of 1996, and for limitation years beginning after 1997, section 415 compensation includes an employee’s pre-tax contributions under certain arrangements, including 401(k), transportation fringe benefit and cafeteria plans).

(6)	“Limitation Year” is the same period as the Plan Year.

        Section 1.3    Code Section 415(c) Limit.   (a)  General.  For any Limitation Year, a Participant shall not receive or be entitled to receive an Annual Addition greater than (i) $30,000 or (ii) twenty-five percent (25%) of his or her Limitation Compensation for such year, whichever is less. If the Annual Additions are greater than such limits, then the Participant’s Annual Additions shall be automatically limited to an amount which is not in excess of such limits. This shall be accomplished by first reducing the After-tax Deposits that would be otherwise made on behalf of the Participant, and then to the extent necessary and in the order of, reducing the amounts that would be otherwise made on behalf of the Participant for Before-tax Unmatched Deposits, Before-tax Matched Deposits, Qualified Discretionary Contributions, Employer Matching Contributions (as reduced to take into account any reduction in Before-tax Matched Deposits), and Employer Discretionary Contributions.

        (b)    Adjustment in Dollar Limit.   The dollar limit described in Section 1.3(a) (i.e., $30,000) shall be automatically increased (as described in Code section 415(d)) to one-quarter of the dollar limit then in effect under Code section 415(b). Any such adjustment to the dollar limit described in Section 1.3(a) shall be effective for the Limitation Year that ends in or with the calendar year for which such adjustment is made.

        (c)    Excess Annual Additions.   If as a result of an error in estimating a Participant’s Limitation Compensation, or such other facts and circumstances as may be prescribed by the Commissioner of the Internal Revenue Service, the Deposits or Employer Contributions, or both, actually allocated on behalf of a Participant exceed the limits described in Section 1.3(a), such excess, determined as described in Section 1.3(a), shall be eliminated if possible by a distribution of the Annual Additions attributable to After-tax Deposits and earnings thereon and then, if necessary, used to reduce other Deposits and Employer Contributions under the Plan (in accordance with the ordering rules described in Section 1.3(a)) for the next Limitation Year and succeeding Limitation Years, as necessary, for such Participant, but only if the Participant is covered by the Plan in the

Limitation Year for which such excess arose. To the extent such excess amounts are not so reduced, the Participant shall not be entitled to receive such excess.

        If a Participant has such an excess Annual Addition but is not covered by the Plan as of the end of the Limitation Year for which the excess arose or as of any succeeding limitation year prior to the Limitation Year in which such excess is fully eliminated, then such excess shall be held in a suspense account for that Limitation Year and allocated or reallocated in the next and succeeding Limitation Years to all Participants then entitled to share in an Employer Discretionary Contribution, subject, however, to the limitations of this Addendum. Amounts allocated to this suspense account shall not be credited with the income or loss of the Fund, and shall be used to reduce the Employer’s Discretionary Contribution for the next Limitation Year and succeeding Limitation Year, as necessary. If an amount remains in this suspense account by the time the Plan terminates and all Plan assets have been distributed to Participant, then such amount shall be returned to the Employer.

        (d)    Combined Defined Contribution Plans.   This Section 1.3 shall be applied to a Participant’s aggregate annual additions for a Limitation Year under all Combined Defined Contribution Plans. If such aggregate annual additions (as determined before application of this Addendum) exceed the limits of Section 1.3(a), then the Participant’s annual additions shall be first limited under such other plans as described therein, determined in order of the plan with the largest annual addition to the plan with the smallest annual addition; and then, to the extent necessary, as described herein.

        Section 1.4    Repeal of Combined Limitation.   Section 1.4 of Addendum I to the 1994 Prior Plan contained such provisions as were necessary to reflect the combined limitation of Code section 415(e), which applied to limit benefit accruals on behalf of an individual covered under both a Defined Benefit Plan and a Defined Contribution Plan maintained by the same Employer. Due to the repeal of Code section 415(e) by the Small Business Jobs Protection Act of 1996, the 1994 Prior Plan is hereby amended as of January 1, 2000, to eliminate Section 1.4 of Addendum I to said Prior Plan. This repeal shall apply to only those individuals who earn additional benefits under the 1994 Prior Plan or the Plan by reason of having performed covered service on or after January 1, 2000.

        Section 1.5    Administrative Authority.   The Plan Administrator shall have broad authority to coordinate with the administrator of other plans maintained by the Employer in relation to the limits imposed by this Addendum, and to implement reductions of allocations and reallocations necessary to maintain all such plans in accordance with the requirements of applicable law.

ADDENDUM II

TOP-HEAVY REQUIREMENTS

        Section 1.1    General.   Notwithstanding any other Plan provision, this Addendum shall apply for any Plan Year for which the Plan is top-heavy. The rules described herein are solely intended to reflect the requirements of Code section 416. Therefore, the provisions of this Addendum shall not be construed or applied in such a manner as to increase Plan benefits and rights thereto to any extent not required under Code section 416.

        Except as otherwise indicated, Section and other cites herein are to Sections of this Addendum.

        Section 1.2    Definitions.   Unless the context clearly requires otherwise, when capitalized the following words and phrases shall have the following meanings when used in this Addendum.

(1)	“Determination Date” is the last day of the preceding Plan Year.

(2)	“Key Employee” is any Employee or former Employee, who at any time during the Plan Year or any of the four (4) preceding Plan Years is or was:

(i)	an officer of the Employer having annual compensation greater than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year;

(ii)

one of the ten (10) Employees whose annual compensation is more than the limitation in effect under Code section 415(c)(1)(A) and who owns both more than one-half percent (½%) and the largest interest in the Employer by value:

(iii)	a five percent (5%) owner, by value or voting power, of any corporation or other trade or business which makes up the Employer; or

(iv)	a one percent (1%) owner, by value or voting power, of any corporation or other trade or business which makes up the Employer and whose annual compensation is more than $150,000.

For purposes of this paragraph (2), annual compensation shall be determined as described in Code section 414(q)(7)

For purposes of subparagraph (i) above, no more than fifty (50) Employees or, if lesser, the greater of three (3) or ten percent (10) of Employees, shall be treated as officers.

For purposes of subparagraph (ii) above, if two (2) Employees have the same interest in the Employer, the Employee having the greater annual compensation shall be treated as having a larger interest in the Employer.

For purposes of subparagraphs (ii), (iii) and (iv) above, ownership in the Employer shall be as determined under Code section 318, as modified by substituting “5 percent” for “50 percent” wherever the latter appears in Code section 318(a)(2).

(3)

“Minimum Top-Heavy Contribution” is (i) the lesser of (a) three percent (3%) and (b) the highest Top-Heavy Contribution Percentage, multiplied by a Non-Key Employee’s Top-Heavy Compensation, minus (ii) the Employer Contributions made on behalf of the Non-Key Employee for a Plan year.

(4)	“Non-Key Employee” is an Employee who is not a Key Employee.

(5)

“Permissive Aggregation Group” is all Defined Contribution Plans or Defined Benefit Plans maintained by the Employer which are included in a Required Aggregation Group, and any such plan or plans not included in a Required Aggregation Group if, after including such other plan or plans in the Required Aggregation Group, the group as a whole satisfies the requirements of Code sections 401(a)(4) and 410.

(6)

“Required Aggregation Group” is the Plan and any other Defined Contribution Plan or Defined Benefit Plan maintained by the Employer in which a Key Employee is a participant. It shall also include any such plan maintained by the Employer which enables a plan described in the first sentence of this paragraph to meet the requirements of Code sections 401(a)(4) and 410.

(7)	“Top-Heavy Compensation” is an Employee’s Limitation Compensation (as defined in Addendum I) for a Plan Year.

(8)

“Top-Heavy Contribution Percentage” is the percentage arrived at by dividing the aggregate amount of Before-tax Deposits and Employer Contributions for a Plan Year made on behalf of a Key Employee by the Key Employee’s Top-Heavy Compensation for such year.

(9)	“Top-Heavy Participant” is a Non-Key Employee who is eligible to make Before-tax Deposits.

(10)

“Top-Heavy Plan” is (i) a Defined Contribution Plan or Defined Benefit Plan which is not included in a Required or Permissive Aggregation Group if such plan as of the Determination Date exceeds the individual Top-Heavy Ratio or (ii) any such plan which is included in a Required or Permissive Aggregation Group, if such group as of the Determination Date exceeds the group Top-Heavy Ratio. A plan included in a Permissive Aggregation Group but not in a Required Aggregation Group shall not be a Top-Heavy Plan merely because the Top-Heavy Ratio for the Permissive Aggregation Group is exceeded.

(11)

“Top-Heavy Ratio” is the applicable ratio described in Code section 416(g)(1)(A) or (g)(2)(B) depending, in each instance, on whether the plan is a Defined Contribution or Defined Benefit Plan and on whether the plan is included in a Required or Permissive Aggregation Group.

(12)	“Valuing Date” is the last day of the immediately preceding plan year in the case of a Defined Contribution Plan, and the last day of a plan year in the case of a Defined Benefit Plan.

        Section 1.3    Determination of Top-Heavy Status.   (a)  When Made and Effect.  As of the Determination Date, the Plan Administrator shall determine whether the Plan is a Top-Heavy Plan for the Plan Year beginning immediately after the Determination Date. In the event the Plan is a Top-Heavy Plan, Sections 1.4 and 1.5 shall apply for such Plan Year.

        (b)    Valuation of Accrued Benefit Under Defined Benefit Plan.   For purposes of determining the present value of the accrued benefit of an Employee in a Defined Benefit Plan maintained by the Employer, the benefit shall be determined as of the Valuing Date by using the actuarial factors used in determining a lump-sum actuarial equivalent and by assuming the Employee terminated employment on such date. Such present value shall be increased by the aggregate distributions made with respect to all Employees during the five (5) year period ending on the Determination Date, but only to the extent not otherwise reflected in their accrued benefit as of the Valuing Date. For this purpose, the accrued benefit of a Non-Key Employee shall be determined in the manner described at Code section 416(g)(4)(F).

        (c)    Valuation of Accrued Benefit Under Defined Contribution Plan.   For purposes of determining an Employee’s interest in a Defined Contribution Plan, the Employee’s account balances in such plan shall be determined as of the Valuing Date increased by any contributions made after the Valuing Date and on or before the Determination Date or, if the Defined Contribution Plan is subject to the requirements of Code section 412, by any contributions required to be made after the Determination Date with respect to the period ending on the Determination Date. The account balances so determined shall be increased by the aggregate distributions made with respect to all Employees during the five (5) year period ending on the Determination Date, but only to the extent not otherwise already reflected in their account balances.

        (d)    Former Key Employees.   If any individual is a Non-Key Employee with respect to any Plan Year but such individual was a Key Employee in a prior Plan Year, any accrued benefit or account balance of such Employee, as the case may be, shall not be taken into account in determining whether the Plan is a Top-Heavy Plan.

        (e)    Certain Former Employees.   If an individual has not performed services for the Employer at any time during the five (5) year period ending on the Determination Date, then the accrued benefit or account balance of such individual, as the case may be, shall not be taken into account in determining whether the Plan is a Top-Heavy Plan.

        Section 1.4    Minimum Contribution.   (a)  General.  A Top-Heavy Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to the Minimum Top-Heavy Contribution, and the applicable Participating Employer shall make a contribution in such amount on behalf of such Participant to a separate Account (other than any Account under the ESOP Fund) under Article VI established by the Plan Administrator for this purpose.

        (b)    Exception.   A Top-Heavy Participant shall not be eligible for a Minimum Top-Heavy Contribution if he or she receives the minimum top-heavy benefit (described in Code section 415(c)(1)) for such Plan Year under a Defined Benefit Plan maintained by the Employer.

        Section 1.5    Vesting.   The vested portion of a Participant’s Accounts shall be (i) the vested percentage set forth or otherwise described in Article VII or (ii) the vested percentage determined under the following schedule, whichever is greater;

provided, however, the following schedule shall apply only with respect to a Participant who has an Hour of Service after a Determination Date for which the Plan is a Top-Heavy Plan.

Years of Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

        In the event the Plan becomes a Top-Heavy Plan but is no longer a Top-Heavy Plan as of a subsequent Determination Date, any Participant who was covered by the foregoing vesting schedule and who has three (3) or more years of service shall have his or her vested percentage (to the extent dependent on years of service) determined under the forgoing schedule or the percentage or amount described in Article VII, depending on which is more beneficial to him or her.

        Section 1.6    Repeal of Code Section 415(e) Dollar Limits.   Due to the repeal of Code section 415(e) by the Small Business Jobs Protection Act of 1996, the 1994 Prior Plan is hereby amended as of January 1, 2000, to eliminate Section 1.6 of Addendum II to said Prior Plan. This repeal shall apply to only those individuals who earn additional benefits under the Plan by reason of having performed covered service on or after January 1, 2000.

ADDENDUM III

SPECIAL RULES

        Section 1.1    Introduction.   Over time, the Company and the Employers have acquired and disposed of various trades or businesses, and other plans have been merged into or assets of other plans have been transferred to a Prior Plan or the Plan. As a result of these acquisitions, dispositions and plan mergers, special rules are needed to handle the integration of new employee groups under, and the departure of such groups previously covered by, the Plan or a Prior Plan. In general, this Addendum describes those special rules.

        This Addendum shall also be used to describe any Plan amendments of limited duration and application.

        Section 1.2    Merger of Schroff, Inc. Profit-Sharing Savings Plan into the Plan.   (a)  Background. Effective July 1, 1996, the Schroff, Inc. Profit-Sharing Savings Plan (the “Schroff Plan”) was merged into the 1994 Prior Plan. Special rules applicable to this plan merger and the transfer of assets from the Schroff Plan, to the extent not reflected in this Section 1.2, can be found in Section 1.2 of Addendum III to the 1994 Prior Plan.

        (b)    Vesting.   A Schroff, Inc. Employee who completes an Hour of Service on or after July 1, 1996 shall be fully vested in the balance in his or her Accounts, regardless of whether such Account balance was accrued under the Plan, the 1994 Prior Plan or the Schroff Plan.

        (c)    Distributions.   In general, all distribution options and procedures contained in Section 7.2 shall be applicable to assets transferred to the Trust from the Schroff Plan trust. With respect to the account balance allocated as of June 30, 1996 under the Schroff Plan and with respect to a participant thereunder, however, such participant, if otherwise a Participant, shall also be able to elect to receive a distribution of that balance, or such other non-ESOP Fund Account balances as the Plan Administrator may determine, in periodic installments paid at least annually over a period equal to the shorter of ten (10) years or the period determined in accordance with the minimum distribution rules of Code section 401(a)(9).

        (d)    Code Section 411(d)(6).   To the extent there are any benefits, rights or features applicable to amounts transferred from the Schroff Plan which must be preserved pursuant to the provisions of Code section 411(d)(6), then all such benefits, rights and features shall continue to apply and shall be available with respect to account balances as of June 30, 1996 under the Schroff Plan.

        Section 1.3    WEB Tool & Manufacturing, Inc. Employee 401(k) Plan.   (a)  Background.  Effective April 2, 1999, WTM, Inc., a wholly owned subsidiary of the Company, acquired all of the stock of WEB Tool & Manufacturing, Inc. (“WEB”), whose eligible employees (the “WEB Employees”) were covered under the WEB Tool & Manufacturing, Inc. Employee 401(k) Plan (“the WEB Plan”). Effective March 3, 2000, WEB became a Participating Employer under the Plan and all WEB Employees were fully vested in their benefits accrued under the WEB Plan. Effective October 31, 2000, the WEB Plan was merged into the 1994 Prior Plan.

        (b)    WEB Plan Merger.   Special rules applicable to this plan merger and the transfer of assets from the WEB Plan, to the extent not reflected in this Section 1.3, can be found in Section 1.3 of Addendum III to the 1994 Prior Plan.

        (c)    Participant Loans.   Participant loans outstanding under the WEB Plan on March 3, 2000 remained outstanding, were transferred into the 1994 Prior Plan and continue to be paid in accordance with the terms, payment schedule and interest rate applicable to each such loan as in effect under the WEB Plan. Participant loans were not reamortized by reason of either the decision of WEB to become a Participating Employer or the merger of the WEB Plan into the 1994 Plan.

        (d)    Beneficiary Designation.   Any beneficiary designation which may have been made by a WEB Employee as a participant in the WEB Plan shall not apply for purposes of the Plan. Each WEB Employee who wishes to designate a Beneficiary must do so by completing such Beneficiary designation form as the Plan Administrator may prescribe. The disposition of a WEB Employee’s Account balances shall be governed by Plan Section 2.1(6).

        (e)    In-Service Withdrawals.   Participants who had a benefit under the WEB Plan shall retain the right to make withdrawals upon the attainment of age fifty-nine and one-half (59½) on the same basis as such withdrawals were available under the WEB Plan with respect to account balances under the WEB Plan which were transferred to the Trust and with respect to the balances in such individual’s non-ESOP Fund Accounts. Employees whose Date of Employment is on or after March 3, 2000 shall not be eligible for such withdrawals.

        (f)    Protected Forms of Benefit.   To the extent there are any benefits, rights or features applicable to amounts transferred by merger from the WEB Plan which are not otherwise discussed herein, and such benefit, right or feature must be preserved pursuant to the provisions of Code sections 411(d)(6) and 417, then all such benefits, rights and features shall continue to apply to the applicable Account balances of a WEB Plan participant. Any such benefits, rights and features shall be available on the same terms and conditions as were applicable under the WEB Plan.

        Section 1.4    Electronic Enclosures, Inc. Capital Accumulation Plan.   (a)  Background.  During 1998, the Company acquired all of the stock of Walker Dickson, Inc., and thereby its wholly owned subsidiary, Electronic Enclosures, Inc. (“EE”). At the time of such acquisition, eligible employees of EE (“EE Employees”) were covered under the Electronic Enclosures, Inc. Capital Accumulation Plan (“the EE Plan”). Effective April 20, 2000, EE became a Participating Employer, and all EE Employees were fully vested in the benefits accrued under the EE Plan. Effective October 31, 2000, the assets allocated to accounts of non-union EE Employees were transferred to the 1994 Prior Plan.

        (b)    EE Plan Asset Transfer.   Special rules applicable to the transfer of assets from the EE Plan on behalf of the EE Employees, to the extent not reflected in this Section 1.4, can be found in Section 1.4 of Addendum III to the 1994 Prior Plan.

        (c)    Participant Loans.   Participant loans outstanding under the EE Plan on April 20, 2000 remained outstanding, were transferred into the 1994 Prior Plan on November 1, 2000, and continue to be paid in accordance with the terms, payment schedule and interest rate applicable to each such loan as in effect under the EE Plan. Loans were not reamortized by reason of either the decision of EE to become a Participating Employer or the transfer of assets from the EE Plan into the 1994 Prior Plan.

        (d)    Beneficiary Designation.   Any beneficiary designation which may have been made by an EE Employee as a participant in the EE Plan shall not apply for purposes of the Plan. Each EE Employee who wishes to have an effective Beneficiary designation on file must complete such Beneficiary designation form as the Plan Administrator may prescribe. The disposition of an EE Employee’s Account balances shall be governed by Plan Section 2.1(6).

        (e)    In-Service Withdrawals.   EE Employees who had an account balance under the EE Plan shall retain the right to make withdrawals upon the attainment of age fifty-nine and one-half (59½) on the same basis as such withdrawals were available under the EE Plan with respect to such account balances and with respect to the balances in such individual’s non-ESOP Fund Accounts. Employees whose Date of Employment is on or after April 20, 2000 shall not be eligible for such withdrawals.

        (f)    Protected Forms of Benefit.   To the extent there are any benefits, rights or features applicable to amounts transferred from the EE Plan which are not otherwise discussed herein, and such benefit, right or feature must be preserved pursuant to the provisions of Code sections 411(d)(6) and 417, then all such benefits, rights and features shall continue to apply to the applicable Account balances of an EE Employee. Any such benefits, rights and features shall be available on the same terms and conditions as were applicable under the EE Plan.

        Section 1.5    Essef Corporation Employees’ Retirement Plan.    (a)  Background.  Effective August 10, 1999 the Company acquired the stock of Essef Corporation (“Essef”), whose eligible employees (“Essef Employee”) were covered under the Essef Corporation Employees’ Retirement Plan (the “Essef Plan”). Effective December 31, 1999, the Essef Plan was merged into the 1994 Prior Plan. On January 1, 2000, Essef became a Participating Employer.

        (b)    Essef Plan Merger.   Special rules applicable to the merger of the Essef Plan into the 1994 Prior Plan and the transfer of assets from the Essef Plan, to the extent not reflected in this Section 1.5, can be found in Section 1.5 of Addendum III to the 1994 Prior Plan.

        (c)    Participant Loans.   All participant loans outstanding under the Essef Plan on December 31, 1999 remained outstanding and were transferred into the 1994 Prior Plan. The terms, payment schedule and interest rate applicable to each such loan, as in effect under the Essef Plan, continue to apply under the Plan. Participant loans were not reamortized by reason of either the decision of Essef to become a Participating Employer or the merger of the Essef Plan into the 1994 Prior Plan.

        (d)    In-Service Withdrawals.   Essef Employees who had an account balance under the Essef Plan shall continue to be eligible to request up to two (2) in-service withdrawals each Plan Year upon the attainment of age fifty-nine and one-half (59½) by application of the terms and conditions applicable to such requests under the Essef Plan. Said withdrawals may be made from the elective salary deferral contributions authorized under the Essef Plan and from the Before-tax Deposits authorized under the 1994 Prior Plan or the Plan, together with earnings accrued thereon. Employees whose Date of Employment is on or after January 1, 2000 shall not be eligible for such withdrawals.

        (e)    Installment Distributions.   Essef Employees who had an account balance under the Essef Plan remain eligible to elect either a single sum or an installment distribution, over a period not to exceed the individual’s normal life expectancy, of their Account balances, whether accrued under the 1994 Prior Plan or the Plan or the Essef Plan in accordance with the relevant provisions of the Essef Plan. Employees whose Date of Employment is on or after January 1, 2000 shall not be eligible for such distribution.

        (f)    Beneficiary Designation.   Any beneficiary designation which may have been made by an Essef Employee as a participant in the Essef Plan shall not apply for purposes of the Plan. Each Essef Employee who wishes to designate a Beneficiary must do so by completing such Beneficiary designation form as the Plan Administrator may prescribe. The disposition of such Participant’s Account balances shall be governed by Plan Section 2.1(6).

        (g)    Protected Forms of Benefit.   To the extent not otherwise discussed herein, any benefits, rights or features applicable to amounts transferred into the Plan from the Essef Plan which must be preserved pursuant to the provisions of Code sections 411(d)(6) and 417 shall continue to apply to the applicable Account balances of an Essef Employee, and shall be available pursuant to applicable provisions of the Essef Plan.

        Section 1.6    Falcon Building Products, Inc. Employee Savings Plan.   (a)  Background.  Effective September 3, 1999, the Company acquired all of the stock of Falcon Manufacturing, Inc. (“Falcon”) and thereby its wholly owned subsidiary, DeVilbiss Air Power Company (“DeVilbiss”). At the time of this acquisition, eligible DeVilbiss employees (the “DeVilbiss Employees”) participated in the Falcon Building Products, Inc. Employee Savings Plan (the “Falcon Plan”). In accordance with the terms of such acquisition, DeVilbiss Employees were fully vested in their account balances under the Falcon Plan, and service completed by such DeVilbiss Employees became recognized as covered service for all purposes under the 1994 Prior Plan and the Plan. Effective December 1, 1999, assets allocated to accounts of DeVilbiss Employees under the Falcon Plan were transferred to the 1994 Prior Plan.

        (b)    Asset Transfer.   Special rules applicable to the transfer of assets from the Falcon Plan on behalf of the DeVilbiss Employees, to the extent not reflected in this Section 1.6, can be found in Section 1.6 of Addendum III to the 1994 Prior Plan.

        (c)    Participant Loans.   All participant loans outstanding under the Falcon Plan on September 2, 1999 remained outstanding and were transferred into the 1994 Prior Plan on December 1, 1999. From and after September 3, 1999, however, all such loans continued to be paid according to the original terms, payment schedule and interest rate applicable to each such loan as in effect under the Falcon Plan. Participant loans were not reamortized by reason of either the decision of DeVilbiss to become a Participating Employer or the transfer of assets into the 1994 Prior Plan.

        (d)    Beneficiary Designation.   Any beneficiary designation which may have been made by a DeVilbiss Employee as a participant in the Falcon Plan shall not apply for purposes of the Plan. Each DeVilbiss Employee who wishes to have an effective Beneficiary designation on file must complete such Beneficiary designation form as the Plan Administrator may prescribe. From and after September 3, 1999, the disposition of such Participant’s Accounts under the Plan shall be governed by Plan Section 2.1(6).

        (e)    In-Service Withdrawals.   DeVilbiss Employees who had an account balance under the Falcon Plan shall retain the right to make withdrawals upon the attainment of age fifty-nine and one-half (59½), subject to applicable Falcon Plan rules, with respect to the balances in such individual’s non-ESOP Accounts accrued under the 1994 Prior Plan and the Plan, together with any earnings allocated thereto. Employees whose Date of Employment is on or after September 3, 1999 shall not be eligible for such distributions.

        (f)    Protected Forms of Benefit.   To the extent there are any benefits, rights or features applicable to amounts transferred from the Falcon Plan which are not otherwise discussed herein, and such benefit, right or feature must be preserved pursuant to the provisions of Code sections 411(d)(6) and 417, then all such benefits, rights and features shall continue to apply to the applicable Account balances of a DeVilbiss Employee, and shall be governed by the applicable provisions or rules contained in the Falcon Plan.

        Section 1.7    U.S. Filter Corporation Retirement Savings Plan.   (a)  Background.  Effective September 30, 2002, the Company acquired all of the stock of Plymouth Products, Inc. (“PPI”). Prior to such acquisition, certain employees of PPI were participants, or eligible to participate, in the U.S. Filter Corporation Retirement Savings Plan (the “USF Plan”). As a result of the acquisition, eligible PPI employees ceased to actively participate in the USF Plan as of September 30, 2002. On January 1, 2003, PPI became a Participating Employer under the Plan, and the assets allocated to the accounts of those PPI employees who continued in employment with PPI after the acquisition were transferred from the USF Plan to the Plan.

        (b)    Definitions.   For purposes of this Section 1.7, the term “PPI Employee” shall mean an employee of PPI who, as of September 30, 2002, was eligible to participate in the USF Plan.

        (c)    Before-tax Deposits.   Effective January 1, 2003 and during such time as any necessary blackout period remains in effect to permit a reconciliation of account balances transferred from the USF Plan to the Plan, the salary deferral percentage rate as authorized by a PPI Employee on September 30, 2002 shall remain in effect as the rate of Before-tax Deposits authorized by such individual for purposes of Section 3.2(a), which rate may not be changed until the end of such blackout period. PPI Employees who were not making salary deferral contributions under the USF Plan on September 30, 2002 shall not be allowed to begin making Before-tax Deposits under the Plan until such time as any blackout period shall end.

        Employees whose Date of Employment with PPI is on or after January 1, 2003 are unaffected by any blackout period and may authorize a rate of Before-tax Deposits in accordance with Sections 3.1 and 3.2(a).

        (d)    Before-tax Matched Deposits.   Beginning January 1, 2003, PPI Employees whose most recent hire date with PPI is on or before January 1, 2002 shall be credited with a Year of Eligibility Service and shall be eligible to have their Before-tax Deposits matched by their Employer as otherwise provided in the Plan.

        PPI Employees whose most recent date of hire with PPI is after January 1, 2002 and before January 1, 2003 shall be eligible to have their Before-tax Deposits matched as provided in Sections 3.2(b) and 4.1(b) if by December 31, 2003 they are credited with a Year of Eligibility Service. For purposes of determining whether such a PPI Employee can be credited with a Year of Eligibility Service, Hours of Service shall be determined by application of Section 2.3, and shall include all hours which could have been credited under said Section 2.3 if the individual had been a Participant since his or her most recent date of hire with PPI.

        Employees whose Date of Employment with PPI is on or after January 1, 2003 shall become eligible to have their Before-tax Deposits matched as provided in the Plan.

        (e)    After-tax Deposits.   Beginning January 1, 2003, or as soon thereafter as any blackout period necessary for purposes of asset reconciliation shall end, PPI Employees shall be allowed to designate a rate of After-tax Deposits pursuant to the provisions of Section 3.3. Employees whose Date of Employment with PPI is on or after January 1, 2003 are unaffected by any such blackout period and may begin making After-tax Deposits as provided under the Plan.

        (f)    Employer Matching Contributions.   For purposes of determining the rate of Employer Matching Contributions to be applied to the Before-tax Matched Deposits of PPI Employees, the Performance to Goal percentage applicable to PPI for the Plan Year beginning January 1, 2003 shall be determined as provided in Section 4.1.

        (g)    Employer Discretionary Contributions.   For purposes of determining the eligibility of PPI Employees to receive an allocation of Employer Discretionary Contributions under Section 4.2 for the 2003 Plan Year, the rules with respect to determining credit for a Year of Eligibility Service contained in paragraph (d) of this Section 1.7 shall apply.

        Employees whose Date of Employment with PPI is on or after January 1, 2003 shall become eligible to receive an allocation of Employer Discretionary Contributions as provided in Section 4.2.

        (h)    Collective Bargaining Employees.   Except as otherwise provided in Section 1.7(i), individuals whose employment at PPI is subject to the terms of a collective bargaining agreement shall not be eligible to receive an allocation of Employer Discretionary Contributions under the employee stock ownership component of the Plan.

        (i)    Special Contribution.   In recognition of the fact that PPI Employees were not covered under either the USF Plan or the Plan for the period beginning October 1, 2002 and ending December 31, 2002, effective December 31, 2002, PPI shall make a special Employer Discretionary Contribution under the employee stock ownership component of the Plan of one and one-half percent (1.5%) of compensation paid to PPI Employees during the above defined period. Said special contribution shall be allocated to the Plan accounts of all PPI Employees who were employed throughout the above described period, without regard to whether such employee could then be credited with either a Year of Eligibility Service or a Year of Credited Service.

        (j)    Vesting.   Effective January 1, 2003, all PPI Employees are fully vested in the entire balance in all of his or her Plan Accounts, regardless of whether such Account balance was accrued under the USF Plan or the Plan.

        (k)    Participant Loans.   All participant loans outstanding under the USF Plan on September 30, 2002 shall remain outstanding and be transferred into the Plan. The payment schedule and interest rate applicable to each such loan, as in effect under the USF Plan, shall continue to apply under the Plan.

        (l)    Compensation.   Except as otherwise provided in Section 1.7(i) with respect to services rendered after September 30, 2002, for all purposes under the Plan, only such Compensation as is paid to PPI Employees on or after January 1, 2003 shall be taken into account.

        (m)    In-Service Withdrawals.   Subject to applicable provisions of the USF Plan, PPI Employees were allowed to request a distribution of all or part of their vested accrued benefit upon attainment of age fifty-nine and one-half (59-1/2); however, the Plan does not provide for such withdrawals. After the end of any necessary blackout period, PPI Employees who had an accrued benefit under the USF Plan on September 30, 2002 shall retain the right to make these withdrawals, to the extent required under Code section 411(d)(6), with respect to Employer Matching Contributions, rollover contributions, Before-tax Deposits, Before-tax Matched Deposits, and After-tax Deposits accrued under the Plan, together with any earnings allocated thereto. PPI Employees whose Date of Employment with PPI is on or after January 1, 2003 shall not be eligible to request these in-service distributions.

        (n)    Blackout Period.   Beginning December 24, 2002, and until such time as there is a final reconciliation of assets transferred from the USF Plan to the Plan, said assets shall be held in the Investment Fund under the Plan into which they were deposited according to the fund mapping agreed to by the Trustee and Plan Administrator. Such blackout period shall apply to the entire account balances of PPI Employees for such time as is necessary to complete the reconciliation of account balances and the allocation of earnings accrued during the transition. During this blackout period, the account balances of PPI Employees shall be unavailable for hardship withdrawals, in-service distributions, loans, distributions or exchanges into other available investment options.

        (o)    Beneficiary Designation.   Any beneficiary designation which may have been made by a PPI Employee as a participant in the USF Plan shall not apply to such individual’s Vested Accrued Benefit under the Plan. Each such individual who wishes to designate a Beneficiary may do so by completing such Beneficiary designation form as the Plan Administrator may prescribe. Until such time as a Beneficiary designation is on file with the Plan Administrator, from and after January 1, 2003, the disposition of such Participant’s Vested Accrued Benefit under the Plan shall be governed by Section 2.1(8).

        (p)    Protected Forms of Benefit.   To the extent not otherwise discussed in this Section 1.7, any benefits, rights or features applicable to amounts transferred into the Plan from the USF Plan which must be preserved pursuant to the provisions of Code sections 411(d)(6) and 417 shall continue to apply to the Vested Accrued Benefit of a PPI Employee, and shall be available pursuant to applicable provisions of the USF Plan.

        (q)    Benefit Reduction.   No benefit of a PPI Employee accrued as of September 30, 2002 shall be reduced solely due to the transfer of assets from the USF Plan into the Plan.

        (r)    Application of Plan.   Following the completion of the asset transfer and the expiration of any necessary blackout period, except as otherwise provided herein, the eligibility of a PPI Employee to elect Before-tax or After-tax Deposits or to receive an allocation of Employer Matching Contributions or Employer Discretionary Contributions shall be governed by applicable Plan provisions apart from this Section   1.7.

        (s)    Employment Transfers.   The provisions of this Section 1.7 shall not apply to a Participant who becomes an Employee of PPI by transferring from employment with an Employer other than PPI.

        Section 1.8    Oldham Saw, Inc. 401(k) Plan.   (a)  Background.  Effective October 1, 2002, the Company acquired all of the stock of Oldham Saw, Inc. (“Oldham”), whose eligible employees, together with the eligible employees of Woodworkers Choice, Inc. (“Woodworkers”), were covered under the Oldham Saw, Inc. 401(k) Plan (the “Oldham Plan”). Effective December 23, 2003, the Oldham Plan was frozen and all Oldham Participants were fully vested in their accrued benefit under the Oldham Plan. Effective January 30, 2004, the Oldham Plan was merged into the Plan. Effective January 5, 2004, Oldham became a Participating Employer under the Plan.

        (b)    Definition.   For purposes of this Section 1.8, the term “Oldham Participant” shall mean an employee of Oldham or of Woodworkers who, as of January 4, 2004, was eligible to participate in the Oldham Plan and had not separated from employment with Oldham or Woodworkers.

        (c)    Before-tax Deposits.   Each Oldham Participant who, as of January 5, 2004, meets the requirements under the Plan to participate and designate a rate of Before-tax Deposits, as stated in Plan Sections 3.1 and 3.2(a), shall become a Participant and be allowed to authorize Before-tax Deposits under the Plan by completing such forms or other documents as the Plan Administrator may prescribe. Any salary deferral percentage contributions authorized by such individuals under the Oldham Plan shall not remain in effect for purposes of the Plan.

        Each Employee whose Date of Employment with Oldham or Woodworkers is on or after January 5, 2004 shall become eligible to authorize Before-tax Deposits in accordance with Plan Sections 3.1 and 3.2(a).

        (d)    Before-tax Matched Deposits.   Beginning January 5, 2004, Oldham Participants whose most recent date of hire with Oldham or Woodworkers is on or before January 5, 2003 shall be credited with both a Year of Eligibility Service and a Year of Credited Service and shall be eligible to have Before-tax Deposits matched by their Employer as provided in Plan Sections 3.2(b) and 4.1(b).

        Oldham Participants whose most recent date of hire with Oldham or Woodworkers is after January 5, 2003 and before January 5, 2004 shall be eligible to have Before-tax Deposits matched by their Employer as provided in Plan Sections 3.2(b) and 4.1(b) if, as of December 31, 2004, such individual is credited with a Year of Eligibility Service and a Year of Credited Service. For purposes of determining whether such an Oldham Participant is credited with a Year of Eligibility Service and a Year of

Credited Service, Hours of Service shall be determined by application of Plan Section 2.3, and by assuming such individual had been a Participant during the entire 2004 Plan Year.

        Employees whose Date of Employment with Oldham or Woodworkers is on or after January 5, 2004 shall become eligible to have Before-tax Deposits matched by their Employer as provided in Plan Section 3.2(b) and 4.1(b).

        (e)    After-tax Deposits.   Beginning January 5, 2004, Oldham Participants shall be allowed to designate a rate of After-tax Deposits pursuant to the provisions of Plan Section 3.3. Employees whose Date of Employment with Oldham or Woodworkers is on or after January 5, 2004 shall be allowed to begin making After-tax Deposits under the Plan as provided in Section 3.3.

        (f)    Employer Matching Contributions.   The rate of Employer Matching Contributions to be applied to the Before-tax Matched Deposits of Oldham Participants for the period beginning January 5, 2004 and ending December 31, 2004 shall be determined as provided in Plan Section 4.1.

        (g)    Employer Discretionary Contributions.   Beginning January 5, 2004, Oldham Participants shall become eligible to receive allocations of Employer Discretionary Contributions under the Plan. For purposes of determining eligibility to receive an allocation of Employer Discretionary Contributions for the 2004 Plan Year, the same rules as are used for purposes of the above Section 1.3(d) shall be applied.

        Employees whose Date of Employment with Oldham or Woodworkers is on or after January 5, 2004 shall become eligible to receive an allocation of Employer Discretionary Contributions as provided in Plan Section 4.2

        (h)    Participant Loans.   Participant loans outstanding under the Oldham Plan on January 5, 2004 shall remain outstanding and be transferred into the Plan on January 30, 2004. From and after January 5, 2004, however, all such loans shall continue to be paid according to their original terms and conditions, and the payment schedule and interest rate applicable to each such loan as in effect under the Oldham Plan shall continue to apply under the Plan. Loans shall not be reamortized by reason of either the decision of Oldham to become a Participating Employer under the Plan or the merger of the Oldham Plan into the Plan.

        (i)    Compensation.   Only such Compensation as is paid to Oldham Participants on or after January 5, 2004 shall be taken into account for purposes of the Plan.

        (j)    Beneficiary Designation.   Any beneficiary designation which may have been made by an Oldham Participant as a participant in the Oldham Plan shall not apply to such individual’s vested benefit under the Plan. Each such individual who wishes to designate a Beneficiary may do so by completing such Beneficiary designation form as the Plan Administrator may prescribe. Until such time as a Beneficiary designation form is on file with the Plan Administrator, from and after January 5, 2004, the disposition of an Oldham Participant’s vested benefit under the Plan shall be governed by Plan Section 2.1(8).

        Effective January 30, 2004, the benefits of an Oldham Participant accrued under the Oldham Plan shall be considered part of such individual’s vested Account balance under the Plan and shall be subject to the Beneficiary designation, if any, then on file with the Plan Administrator, or to Plan Section 2.1(8) if no such designation is on file with the Plan Administrator.

        (k)    Blackout Period.   Beginning January 24, 2004, and until such time as there is a final reconciliation of assets transferred from the Oldham Plan, said assets shall be held in the Investment Fund under the Plan into which they were deposited according to the fund mapping agreed to by the Trustee and Plan Administrator. Such blackout period shall apply to the entire account balance of each Oldham Participant accrued under the Oldham Plan for such time as is necessary to complete the reconciliation and allocation of earnings during the transition. In addition, a short blackout period shall apply to the entire Account balance of an Oldham Participant to permit a final verification of each such individual’s combined vested Account balance. During such time as any blackout period is in effect, an Oldham Participant’s Account balance shall be unavailable for hardship withdrawals, in-service distributions, loans, distributions or exchanges into other available investment options.

        (l)    In-Service Withdrawals.   Subject to applicable provisions of the Oldham Plan, Oldham Participants were allowed to request a distribution from their accounts upon attainment of age fifty-nine and one-half (59-1/2); however, the Plan does not provide for such withdrawals. After the end of any applicable blackout period, Oldham Participants who, as of January 5, 2004, had accrued a benefit under the Oldham Plan shall retain the right to make these withdrawals on the same basis as such withdrawals were available under the Oldham Plan with respect to all assets accrued under the Oldham Plan prior to January 5, 2004 and with respect to rollover contributions, Before-tax Deposits, Before-tax Matched Deposits and Employer Matching Contributions accrued under the Plan on or after January 5, 2004, together with any earnings allocated thereto. Employees whose Date of Employment with Oldham or Woodworkers is on or after January 5, 2004 shall not be eligible to request these in-service withdrawals.

        (m)    Protected Forms of Benefit.   To the extent there are any benefits, rights or features applicable to amounts transferred by merger to the Plan from the Oldham Plan which are not otherwise discussed in this Section 1.8, and such benefit, right or feature must be preserved pursuant to the provisions of Code sections 411(d)(6) and 417, then all such benefits, rights and features shall continue to apply to the vested Account balance of an Oldham Participant. Any such benefits, rights and features shall be available on the same terms and conditions as were applicable under the Oldham Plan.

        (n)    Benefit Reduction.   No benefit of an Oldham Participant accrued as of January 29, 2004 under the Oldham Plan shall be reduced solely due to the merger of the Oldham Plan into the Plan, and the benefit an Oldham Participant is entitled to receive immediately after the merger shall be equal to the benefit such participant was entitled to receive immediately prior to the merger, if the Oldham Plan had then terminated.

        (o)    Application of Plan.   Following the completion of the plan merger and the expiration of any necessary blackout period, except as otherwise provided herein, the eligibility of an Oldham Participant to elect Before-tax or After-tax Deposits or to receive an allocation of Employer Matching Contributions or Employer Discretionary Contributions shall be governed by applicable Plan provisions, apart from this Section 1.8.

        (p)    Employment Transfers.   The provisions of this Section 1.8 shall not apply to a Participant who becomes an Employee of Oldham or Woodworkers after having been an Employee of an Employer other than Oldham or Woodworkers.

        Section 1.9    U.S. Filter Corporation Retirement Savings Plan.   (a)  Background.  Effective December 31, 2003, the Company acquired all of the stock of Everpure, Inc. (“Everpure”). Prior to such acquisition, certain employees of Everpure were participants, or eligible to participate, in the U.S. Filter Corporation Retirement Savings Plan (the “USF Plan”). As a result of the acquisition, eligible Everpure employees ceased to actively participate in the USF Plan as of December 31, 2003. On March 1, 2004, Everpure became a Participating Employer under the Plan, and the assets allocated to the accounts of those Everpure employees who continued in employment with Everpure after the acquisition were transferred from the USF Plan to the Plan.

        (b)    Definitions.   For purposes of this Section 1.9, the term “Everpure Employee” shall mean an employee of Everpure who, as of December 31, 2003, was eligible to participate in the USF Plan.

        (c)    Before-tax Deposits.   Effective March 1, 2004 and during such time as any necessary blackout period remains in effect to permit a reconciliation of account balances transferred from the USF Plan to the Plan, the salary deferral percentage rate as authorized by an Everpure Employee on December 31, 2003 shall remain in effect as the rate of Before-tax Deposits authorized by such individual for purposes of Section 3.2(a), which rate may not be changed until the end of such blackout period. Everpure Employees who were not making salary deferral contributions under the USF Plan on December 31, 2003 shall not be allowed to begin making Before-tax Deposits under the Plan until such time as any blackout period shall end.

        Employees whose Date of Employment with Everpure is on or after January 1, 2004 are unaffected by any blackout period and, beginning March 1, 2004, may authorize a rate of Before-tax Deposits in accordance with Sections 3.1 and 3.2(a).

        (d)    Before-tax Matched Deposits.   Beginning March 1, 2004, Everpure Employees whose most recent hire date with Everpure is on or before March 1, 2003 shall be credited with a Year of Eligibility Service and shall be eligible to have their Before-tax Deposits matched by their Employer as otherwise provided in the Plan.

        Everpure Employees whose most recent date of hire with Everpure is after March 1, 2003 and before March 1, 2004 shall be eligible to have their Before-tax Deposits matched as provided in Sections 3.2(b) and 4.1(b) if by December 31, 2004 they are credited with a Year of Eligibility Service. For purposes of determining whether such an Everpure Employee can be credited with a Year of Eligibility Service, Hours of Service shall be determined by application of Section 2.3, and shall include all hours which could have been credited under said Section 2.3 if the individual had been a Participant since his or her most recent date of hire with Everpure.

        Employees whose Date of Employment with Everpure is on or after March 1, 2004 shall become eligible to have their Before-tax Deposits matched as provided in the Plan.

        (e)    After-tax Deposits.   Beginning March 1, 2004, or as soon thereafter as any blackout period necessary for purposes of asset reconciliation shall end, Everpure Employees shall be allowed to designate a rate of After-tax Deposits pursuant to the provisions of Section 3.3. Employees whose Date of Employment with Everpure is on or after March 1, 2004 are unaffected by any such blackout period and may begin making After-tax Deposits as provided under the Plan.

        (f)    Employer Matching Contributions.   For purposes of determining the rate of Employer Matching Contributions to be applied to the Before-tax Matched Deposits of Everpure Employees, the Performance to Goal percentage applicable to Everpure for the Plan Year beginning January 1, 2004 shall be determined as provided in Section 4.1.

        (g)    Employer Discretionary Contributions.   For purposes of deter-mining the eligibility of Everpure Employees to receive an allocation of Employer Discretionary Contributions under Section 4.2 for the 2004 Plan Year, the rules with respect to determining credit for a Year of Eligibility Service contained in paragraph (d) of this Section 1.9 shall apply.

        Employees whose Date of Employment with Everpure is on or after March 1, 2004 shall become eligible to receive an allocation of Employer Discretionary Contributions as provided in Section 4.2.

        (h)    Vesting.   Effective March 1, 2004, all Everpure Employees are fully vested in the entire balance in all of their Plan Accounts, regardless of whether such Account balances were accrued under the USF Plan or the Plan.

        (i)    Participant Loans.   All participant loans outstanding under the USF Plan on December 31, 2003 shall remain outstanding and be transferred into the Plan. The payment schedule and interest rate applicable to each such loan, as in effect under the USF Plan, shall continue to apply under the Plan.

        (j)    Compensation.   For all purposes under the Plan, only such Compensation as is paid to Everpure Employees on or after March 1, 2004 shall be taken into account.

        (k)    In-Service Withdrawals.   Subject to applicable provisions of the USF Plan, Everpure Employees were allowed to request a distribution of all or part of their vested accrued benefit upon attainment of age fifty-nine and one-half (59-1/2); however, the Plan does not provide for such withdrawals. After the end of any necessary blackout period, Everpure Employees who had an accrued benefit under the USF Plan on December 31, 2004 shall retain the right to make these withdrawals, to the extent required under Code section 411(d)(6), with respect to Employer Matching Contributions, rollover contributions, Before-tax Deposits, Before-tax Matched Deposits, and After-tax Deposits accrued under the Plan, together with any earnings allocated thereto. Everpure Employees whose Date of Employment with Everpure is on or after January 1, 2004 shall not be eligible to request these in-service distributions.

        (l)    Blackout Period.   Beginning March 26, 2004, and until such time as there is a final reconciliation of assets transferred from the USF Plan to the Plan, said assets shall be held in the Investment Fund under the Plan into which they were deposited according to the fund mapping agreed to by the Trustee and Plan Administrator. Such blackout period shall apply to the entire Account balances of Everpure Employees for such time as is necessary to complete the reconciliation of Account balances and the allocation of earnings accrued during the transition. During this blackout period, the Account balances of Everpure Employees shall be unavailable for hardship withdrawals, in-service distributions, loans, distributions or exchanges into other available investment options.

        (m)    Beneficiary Designation.   Any beneficiary designation which may have been made by an Everpure Employee as a participant in the USF Plan shall not apply to such individual’s vested Account balance under the Plan. Each such individual who wishes to designate a Beneficiary may do so by completing such Beneficiary designation form as the Plan Administrator may prescribe. Until such time as a Beneficiary designation is on file with the Plan Administrator, from and after March 1, 2004, the disposition of such Participant’s vested Account balance under the Plan shall be governed by Section 2.1(8).

        (n)    Protected Forms of Benefit.   To the extent not otherwise discussed in this Section 1.9, any benefits, rights or features applicable to amounts transferred into the Plan from the USF Plan which must be preserved pursuant to the provisions of Code sections 411(d)(6) and 417 shall continue to apply to the vested Account balance of an Everpure Employee, and shall be available pursuant to applicable provisions of the USF Plan.

        (o)    Benefit Reduction.   No benefit of an Everpure Employee accrued as of December 31, 2003 shall be reduced solely due to the transfer of assets from the USF Plan into the Plan.

        (p)    Application of Plan.   Following the completion of the asset transfer and the expiration of any necessary blackout period, except as otherwise provided herein, the eligibility of an Everpure Employee to elect Before-tax or After-tax Deposits or to receive an allocation of Employer Matching Contributions or Employer Discretionary Contributions shall be governed by applicable Plan provisions apart from this Section 1.9.

        (q)    Employment Transfers.   The provisions of this Section 1.9 shall not apply to a Participant who becomes an Employee of Everpure by transferring from employment with an Employer other than Everpure.

Attachment 1

SUPPLEMENTAL AMENDMENTS

2004 Amendment:

RESOLUTIONS OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
PENTAIR, INC.

WHEREAS, Pentair maintains the Pentair, Inc. Retirement Savings and Stock Incentive Plan (the “RSIP”) for the benefit of its eligible employees; and

WHEREAS, RSIP includes both a 401(k) component and an Employee Stock Ownership Plan component (the “ESOP”), which is designed to invest primarily in the common stock of Pentair; and

WHEREAS, Pentair wishes to change the provisions of the ESOP so that all individuals with an account balance under the ESOP may elect to fully diversify their ESOP account balances into the investment options then available under the 401(k) component of RSIP, subject to such rules and procedures as may be established for this purpose;

NOW, THEREFORE, BE IT

RESOLVED, that effective on or before June 30, 2005, all ESOP participants in RSIP, regardless of whether such participant is an active participant in RSIP, together with the beneficiaries and alternate payees of such participants, may elect, subject to such policies and procedures as may be duly established, to invest up to 100% of the cash proceeds from the sale of the Pentair stock allocated to their ESOP accounts in any of the investment options then offered under the 401(k) component of RSIP; and be it further

RESOLVED, that, except as may otherwise be required by applicable law, once an ESOP participant makes an election to so diversify ESOP accounts, such a participant cannot thereafter elect to return said funds into his or her ESOP accounts; and be it further

RESOLVED, that, subject to applicable provisions and reporting requirements of federal tax and securities laws, the Senior Vice-President of Human Resources and/or the Vice-President, Treasury and Tax, or the delegate of either of them, be and hereby are authorized to take all such actions and to sign all such documents as may be necessary to implement the amendments to the ESOP component of RSIP as herein described.

2005 Amendment:

RESOLUTIONS OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
PENTAIR, INC.

WHEREAS, Pentair, Inc. (“Pentair”) maintains the Pentair, Inc. Retirement Savings and Stock Incentive Plan (“RSIP”) for the benefit of its eligible employees; and

WHEREAS, as summarized in an attachment hereto, Pentair wishes to amend RSIP effective for the 2005 plan year to change the eligibility rules for receipt of an allocation of matching and ESOP contributions, to implement a fixed rate matching contribution formula, to institute an automatic enrollment feature for new hires and to permit active participants to elect certain in-service distributions upon attainment of age 59½;

NOW, THEREFORE, BE IT RESOLVED, that effective for the 2005 plan year, the performance to goal matching contribution formula shall be eliminated and replaced with a fixed, non-performance based rate matching contribution formula of 50% of the first 5% of an eligible participant’s before-tax contributions; and be it further

RESOLVED, that effective for the 2005 plan year, participants who authorize before-tax deposits shall be eligible to receive a matching contribution without regard to their length of service or hours worked during a plan year; and be it further

RESOLVED, that effective for the 2005 plan year, plan provisions shall be eliminated which require a participant to complete a specific number of hours of service in a year (but not the year of service required to establish initial eligibility) to receive an allocation of the employer discretionary contribution under the ESOP; and be it further

RESOLVED, that effective as soon as administratively feasible after December 31, 2004, participants upon attainment of age 59½ shall be allowed, subject to administrative rules, to request a distribution of before-tax deposits and matching contributions made on their behalf under the 401(k) component of RSIP, together with earnings or losses credited thereto, even though such participants may not then have separated from service with any or all participating employers under RSIP; and be it further

RESOLVED, that effective as soon as administratively feasible after December 31, 2004, an automatic enrollment feature shall be added whereby 3% of a participant’s covered compensation, or such other percentage of covered compensation as management deems appropriate, shall be deducted and contributed as a before-tax deposit unless the participant elects otherwise, which feature shall be applied to eligible employees hired after the automatic enrollment feature is implemented; and be it further

RESOLVED, that the Senior Vice President of Human Resources, or his delegate, be and hereby is authorized to take all such actions and to sign all documents or plan amendments as may be necessary or required to implement the foregoing resolutions.